                                                                   EXHIBIT 10.51

                                     LEASE

                                by and between

                           Shearwater Partners, LLC

                                 ("Landlord")

                                      and

                                Razorfish, Inc.

                                  ("Tenant")

                                     dated

                                October 3, 2000

                              1590 Bryant Street
                     San Francisco, California 94103-4808

                                     INDEX



1.  LEASE

2.  EXECUTED WORK LETTER

3.  EXECUTED ESCROW AGREEMENT

                                     LEASE

                                by and between

                           Shearwater Partners, LLC

                                 ("Landlord")

                                      and

                                Razorfish, Inc.

                                  ("Tenant")

                                     dated

                                October 3, 2000

                              1590 Bryant Street

                     San Francisco, California 94103-4808

                               TABLE OF CONTENTS

                                                                           Page

1.   LEASE OF PREMISES....................................................   3

2.   TERM.................................................................   4

3.   POSSESSION...........................................................   6

4.   RENTAL PAYMENTS; RENT DEPOSIT........................................   6

5.   BASE RENTAL..........................................................   8

6.   ADDITIONAL RENTAL....................................................   8

7.   LANDLORD'S OPERATING EXPENSES........................................  10

8.   TAX EXPENSES.........................................................  13

9.   PAYMENTS.............................................................  14

10.  LATE CHARGES.........................................................  15

11.  [INTENTIONALLY DELETED]..............................................  15

12.  ALTERATIONS..........................................................  15

13.  REPAIRS..............................................................  17

14.  LANDLORD'S RIGHT OF ENTRY............................................  18

15.  INSURANCE............................................................  18

16.  DEFAULT..............................................................  21

17.  WAIVER OF BREACH.....................................................  23

18.  ASSIGNMENT AND SUBLETTING............................................  24

19.  DESTRUCTION..........................................................  28

20.  [INTENTIONALLY DELETED]..............................................  29

21.  NO LIABILITY FOR INTERRUPTION OF UTILITIES...........................  29

22.  ATTORNEYS' FEES......................................................  30

23.  TIME.................................................................  30

24.  SUBORDINATION AND ATTORNMENT.........................................  30

25.  ESTOPPEL CERTIFICATES................................................  32

26.  CUMULATIVE RIGHTS....................................................  32

27.  HOLDING OVER.........................................................  32

28.  SURRENDER OF THE PREMISES............................................  33

29.  NOTICES..............................................................  33

30.  DAMAGE OR THEFT OF PERSONAL PROPERTY.................................  34

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

31.  EMINENT DOMAIN.......................................................  34

32.  PARTIES..............................................................  35

33.  LIABILITY OF TENANT; LIABILITY OF LANDLORD...........................  35

34.  FORCE MAJEURE........................................................  36

35.  LIMITATIONS ON LANDLORD'S LIABILITY..................................  37

36.  LANDLORD'S COVENANT OF QUIET ENJOYMENT...............................  37

37.  SECURITY DEPOSIT.....................................................  37

38.  HAZARDOUS SUBSTANCES.................................................  39

39.  BROKER...............................................................  39

40.  SIGNAGE..............................................................  40

41.  FORUM SELECTION......................................................  40

42.  WAIVER OF JURY TRIAL.................................................  41

43.  OPTION TO EXTEND.....................................................  41

44.  MISCELLANEOUS........................................................  42

                                     LEASE
                                     -----

                            Basic Lease Information

          The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Basic Lease Information shall control.

Date of Lease:           October 3, 2000
-------------

Landlord:                SHEARWATER PARTNERS, LLC
--------                 a California limited liability company


Landlord's Address:
------------------

                    (i)  SHEARWATER PARTNERS, LLC
                         81 Langton Street, Suite 1
                         San Francisco, CA  94103

                    (ii) with a copy to:

                         Hanson, Bridgett, Marcus, Vlahos & Rudy LLP
                         333 Market Street, Suite 2300
                         San Francisco, CA  94105
                         Attn: Teresa V. Pahl

Tenant:                  Razorfish, Inc.
------                   a Delaware corporation


Tenant's Address:
----------------

                    (i)  Before the Rent Commencement Date:

                         Razorfish, Inc.
                         169 Eleventh Street
                         San Francisco, CA
                         Attn: Mr. Scott Sax

                   (ii)  After the Rent Commencement Date:

                         1590 Bryant Street
                         San Francisco, California 94103-4808
                         Attn:  Managing Director

                   (iii) With a copy to:

                         Razorfish, Inc.
                         101 Main Street
                         Cambridge, Massachusetts  02142
                         Attn:  Julia Regan, Global Real Estate Manager

Premises Address:        1590 Bryant Street
----------------         San Francisco, California 94103-4808


Lease Term:              Ten (10) years.
----------

Expiration Date:         See Section 2
---------------          ---------

Use of Premises:         Product design and general commercial and business
---------------          services uses (provided such use complies with all
                         applicable laws, including without limitation applicable zoning and land use restrictions)

Initial Base Rental:     $4,485,222.00  Annually
-------------------

Rent Deposit:            One month's Base Rent [Section 4(c)]
------------

Security Deposit:        $2,990,148.00
----------------

Broker(s):               [See Section 39]
---------

Exhibits
--------

A    Description of Premises
A-1  Description of Easement
B    Work Letter
C    Exclusion from Premises, Building Addition, Right of First Offer
D    Escrow Agreement
E    Form of Subordination, Non Disturbance and Attornment Agreement

          This Lease (together with the Basic Lease Information and Exhibits A
                                                                    ----------
through D which are incorporated into the Lease by this reference, collectively, the "Lease") is made as of the date specified in the Basic Lease Information, by and between SHEARWATER PARTNERS, LLC, a California limited liability company ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant"), who hereby agree as follows:

          1. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants to be performed by Tenant, those certain premises (the "Premises") at 1590 Bryant Street, San Francisco, California, more particularly described on Exhibit "A",
                                                                  ------------
subject to (i) a non-exclusive easement, held by the property owner adjoining the parking area, consisting of a 12 feet strip from such owner's building and running the length of the Premises, for vehicular, pedestrian, utility and light and air purposes as more particularly described on Exhibit A-1, and (ii) the provisions of Exhibit "C". The "Premises" is comprised of the Building, the Land, any walkways or other means of access to the Building, the Building's existing surface parking and area adjoining the north side of the building, and any other improvements or landscaping now or hereafter constructed on the Land, subject to the exceptions described in the previous sentence. The Building shall contain gross interior area (including the Mezzanine) of approximately 71,194 square feet, which includes approximately 12,944 square feet of mezzanine area to be constructed on the 2nd and 3rd floors. Prior to commencement of the Lease Term (as defined in Section 2 below,) Landlord shall, at Landlord's cost and
                    ---------------
expense, construct the Base Project (as defined in Exhibit B hereto). The Base Project shall be constructed in accordance with plans and specifications ("Landlord's Plans") prepared or caused to be prepared by Landlord at Landlord's sole cost and expense, and approved by Tenant, which approval shall not be unreasonably withheld or delayed, as the same may be modified from time to time with Tenant's reasonable approval. A list describing Landlord's Base Project improvements is attached to this Lease as Schedule A to Exhibit B and
                                          -----------------------
incorporated herein by this reference. The Base Project shall be constructed in accordance with all applicable Building Laws and ordinances, including, without limitation, the Americans with Disabilities Act, which relate to the construction or installation of the Base Project in the Building and/or the Premises. Landlord shall procure, or shall arrange to have procured, all permits, including building, use and temporary occupancy permits, as required under all applicable zoning and building codes in connection with the Base Project. Landlord's construction of the Base Project shall be deemed to be substantially complete when no items of the Base Project set forth in Landlord's Plans remain to be completed (excluding normal Punchlist items) which items would impinge, interrupt or delay construction of the Tenant Improvements and Landlord has obtained a Temporary Certificate of Occupancy. Prior to commencement of the Lease Term, Landlord and Tenant shall cooperate to prepare a list ("Punchlist") of any such immaterial Base Project and Tenant Improvement items which remain to be completed, repaired or corrected and thereafter Landlord shall promptly commence and diligently prosecute completion, repair or correction, as applicable, of such punchlist items. Except as specifically set forth in this

Lease and in the Work Letter attached hereto as Exhibit B, Landlord shall not be
                                                ---------
obligated to provide or pay for any improvement, work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, except as specifically set forth in the Work Letter.

          Except as provided in Section 18(i) of this Lease, Tenant shall have the right to the exclusive use of a minimum of sixty-three (63) below grade and adjacent surface area parking stalls (as shown on the final plans and specifications), at no charge to Tenant, its customers or invitees during Tenant's initial Lease Term. Landlord represents to Tenant that no such parking stalls shall be located on the easement described in Exhibit A-1 and further represents that Tenant's right to use the parking stalls delivered on the Lease commencement shall not be adversely affected by the easement. If Landlord fails to deliver a minimum of sixty-three (63) parking stalls to Tenant then the monthly Base Rent shall be reduced by an amount equal to Two Hundred Fifty Dollars ($250.00) times the difference between sixty-three (63) and the number of parking spaces delivered to Tenant. If Landlord shall commence construction on the Building Addition (as defined in Exhibit C attached hereto), and if during such construction Tenant is deprived of a portion of its parking spaces (the "Lost Spaces"), Landlord shall provide during construction at Landlord's sole cost and expense (and not as an Operating Expense), off-site parking for as many cars as is equal to the Lost Spaces up to a maximum of twenty (20) cars in a parking lot with a shuttle bus connection, so that Tenant maintains its right to the exclusive use of the parking spaces delivered to Tenant on the Rent Commencement Date. Landlord shall use reasonable efforts to locate such temporary parking within five (5) blocks of the Premises. If Tenant exercises its Right of First Offer, as defined in Exhibit C, Tenant shall be allocated all of the available additional parking spaces constructed in connection with the Building Addition.

          2.   Term.

               (a) The term of this Lease ("Lease Term") shall commence on the earlier of (i) one hundred twenty (120) days after substantial completion of the Base Project, with the sole exception of punchlist items; or (ii) the date on which Tenant first occupies all or any portion of the Premises for purposes of conducting its business (the "Rent Commencement Date"). Unless sooner terminated as provided in this Lease, the Lease Term shall end on the "Expiration Date", which shall be ten (10) years after the Rent Commencement Date. However, if the Expiration Date would not otherwise fall on the last day of a calendar month, then the Expiration Date shall be the last day of the calendar month in which the Expiration Date would otherwise fall. Upon the Rent Commencement Date the parties shall execute a Memorandum setting forth the Rent Commencement Date of the Lease. A Lease Year shall be 12 months commencing with the first day of the calendar month of the Commencement Date in any year.

          If Landlord fails to obtain the necessary building and use permits required for construction of the Base Project and the Tenant Improvements (as defined in Exhibit B hereto) from the City and County of San Francisco on or before March 30, 2001, then, unless such delay is the result of Tenant's changes to the Plans and Specifications or Tenant's delay in approving the Plans and Specifications, Tenant shall have the right to terminate this Lease by written notice to Landlord with no further liability or obligation hereunder and Landlord shall immediately return to Tenant all deposits paid by Tenant to Landlord in connection with this Lease. If Landlord fails to deliver the Premises "Ready for Occupancy", as defined in Section 5.1 of the Work Letter, to Tenant subject to any Tenant caused delays, on or before June 1, 2001, Tenant shall receive (i) a day for day abatement of Base Rent and additional rent for each day beyond June 1, 2001 that Landlord shall have not delivered the Premises in accordance with this Section, and (ii) a rent credit of Base Rent and additional rent equal to one day for each two (2) days beyond June 1, 2001 that Landlord shall have not delivered the Premises in accordance with this Section. If Landlord fails to deliver the Premises "Ready for Occupancy" by December 31, 2001, then Tenant shall have the right to terminate this Lease effective December 31, 2001 by providing written notice to Landlord by no later than December 31, 2001 that such election is being exercised. If Tenant fails to deliver such notice to Landlord by December 31, 2001, Tenant's right to terminate shall expire and the Lease shall be in full force and effect. If the Lease is terminated under this provision 2(b), the Security Deposit will be released to the Tenant within 30 days of such termination.

               (b) Except as expressly set forth in this Section 2, if for any reason Landlord does not deliver possession of the Premises to Tenant on or before the Rent Commencement Date Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

               (c) If Proposition L is passed by the voters of the City and County of San Francisco on November 7, 2000 (and receives more votes than Proposition K) then either Landlord or Tenant may, upon ten (10) days written notice to the other, which notice shall be given no later than December 7, 2000, elect to terminate this Lease (the "Termination Notice") in which event (i) Landlord shall immediately return to Tenant all deposits paid by Tenant to Landlord; (ii) the escrow established pursuant to the Escrow Agreement shall terminate and all funds (including any interest earned thereon) held thereunder shall be immediately returned to Tenant; and (iii) neither Landlord nor Tenant shall have any further liability or obligation hereunder. If neither Landlord nor Tenant notifies the other of their election to terminate the Lease pursuant to this Section 2(c) on or before December 7, 2000 then such right to terminate shall lapse and be of no further force or effect.

Notwithstanding that the Lease Term does not commence until the Rent Commencement Date, the provisions of this Lease shall be effective and binding upon Landlord and Tenant once this Lease has been executed and delivered by both Landlord and Tenant.

          3.   POSSESSION.

               (a) The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Premises are set forth in the Work Letter attached hereto as Exhibit "B" ("Work Letter"). By taking possession of the
                   -----------
Premises, Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Premises have been completed in accordance with the plans and specifications therefor and that the Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition, subject only to completion of any incomplete or corrective items specified in a "Punchlist" approved by Landlord and Tenant. This provision shall not prevent or limit Tenant's rights or remedies with respect to latent defects discovered in the work of the improvements completed by Landlord pursuant to the Work Letter.

               (b) Subject to Section 3(c) below, Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer (collectively "Requirements"), insofar as any of the foregoing relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, trade fixtures, machinery, equipment or improvements in the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of the foregoing laws, ordinances, etc., shall be conclusive of that fact as between Landlord and Tenant.

               (c)  Notwithstanding anything to the contrary contained in
Section 3(b) above, Landlord shall be solely responsible for complying with all Requirements which necessitate the making of any improvements to the Premises which are capital in nature and the cost of which would be capitalized under generally accepted accounting principals consistently applied ("GAAP") and such costs shall not be charged to Tenant as Additional Rental hereunder; provided, however, that if the necessity for making such improvements is triggered by Tenant's specific use of the Premises, then Landlord shall charge the costs of such improvements to Tenant as Additional Rental in accordance with the last sentence of the first paragraph of Section 7.

          4.   RENTAL PAYMENTS; RENT DEPOSIT.

               (a) Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental and Tenant's Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rent Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as Landlord designates from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money which are due and payable by Tenant to Landlord at the times and in the manner provided in this Lease, without demand, set-off, counterclaim or abatement (except as specifically provided to the contrary herein).

               (b) If the Rent Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance.

               (c) As security for Tenant's obligations to take possession of the Premises in accordance with the terms of this Lease and to comply with all of Tenant's obligations hereunder, Tenant has deposited with Landlord on the date of execution of the Lease the sum set forth under "Rent Deposit" in the Basic Lease Information. Such amount shall be applied by Landlord to the first monthly installment of Base Rental as it becomes due hereunder. In the event Tenant fails to take possession of the Premises when required or otherwise fails to comply with any of Tenant's obligation or warranties hereunder, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of Tenant's breach. Landlord shall not be required to keep the Rent Deposit separate from its general accounts.

               (d) Tenant shall deliver to Landlord the Security Deposit described in the Basic Lease Information as follows:

                    (i) cash in the sum of Two Million Nine Hundred Ninety Thousand One Hundred Forty-eight Dollars ($2,990,148.00) shall be deposited in escrow (the "Escrow") with First Republic Bank ("Escrow Holder") concurrently with the execution of this Lease and shall be held in accordance with the terms of the escrow agreement ("Escrow Agreement') attached hereto as Exhibit D and incorporated herein. In accordance with the terms of the Escrow Agreement, the funds held in the Escrow shall be (i) released and paid to Landlord on or before November 15, 2000 if Proposition K is passed by the voters of the City and County of San Francisco (and receives more votes than Proposition L) on November 7, 2000, or (ii) released and paid to Landlord on or before November 15, 2000 if neither Proposition K nor Proposition L is passed by the voters of the City and County of San Francisco on November 7, 2000; or (iii) if Proposition L is passed by the voters of the City and County of San Francisco on November 7, 2000 (and receives more votes than Proposition K) the funds shall continue to be held in the Escrow subject to the terms of the Escrow Agreement and the provisions of Section 2(c) of this Lease.

          5.   BASE RENTAL.

          From and after the Rent Commencement Date Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental set forth in the Basic Lease Information, adjusted as provided below.

          (a) Except as provided in section 18(i), beginning on the Sixty-First Month after Lease commencement the Base Rent shall adjust to $4,757,000.00 annually.

          6.   ADDITIONAL RENTAL.

               (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" means Landlord's reasonable estimate of Tenant's Additional Rental, including payment of Landlord's Operating Expenses as defined in Section 7 for the initial period of the Lease Term from the Rent Commencement Date until the end of the first calendar year of the Lease Term, and all subsequent calendar years or portions thereof occurring during the balance of the Lease Term. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary plus or minus five percent (5%) from Landlord's estimate, Landlord shall have the right to revise its estimate for such year by notice to Tenant and subsequent payments by Tenant for such year shall be based upon such revised estimate. Failure to make such a revision shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Forty-five (45) days) prior to the Rent Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year, Tenant shall continue to pay during the next ensuing calendar year on the same basis as in the prior calendar year until the month after such statement is delivered to Tenant. Commencing with the first day of the calendar month following the month in which the Tenant's Forecast Additional Rental was delivered to Tenant, Tenant shall pay Tenant's Forecast Additional Rental (less amounts, if any, previously paid toward such excess for such year) to Landlord in equal monthly installments over the remainder of such calendar year in advance on the first day of each month.

               (b) For purposes of this Lease, "Tenant's Additional Rental" or "Additional Rental" means for each calendar year (or portion thereof) Landlord's Operating Expenses (as defined in Section 7 below). "Expense Year" means each calendar year (or portion thereof) during the Lease Term, although Landlord, upon reasonable prior notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period. In the event of any such change, Tenant's Additional Rental shall be equitably adjusted for any Expense Year involved in any change.

               (c) Within ninety (90) days after the end of the calendar year in which the Rent Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing Landlord's Operating Expenses for said calendar year, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental (the "Reconciliation Statement"). In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this paragraph (c) shall survive the expiration or earlier termination of this Lease.

               (d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited, at Tenant's expense, by an authorized representative of Tenant for a period of ninety (90) days following the delivery of a Reconciliation Statement (or any Statement revising the same); provided, that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, any of the "big six" accounting firms (or their successors), or any other party reasonably approved in writing by Landlord. In no event shall an authorized representative of Tenant include the owner of any office building in the metropolitan San Francisco, California area or any affiliate of such owner. Prior to the commencement of any audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Landlord's Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year is incorrect, then Tenant shall be entitled to a prompt refund of any overpayment and if Landlord has overstated the Operating Expenses for the relevant annual period by more than five percent (5%) of the actual Operating Expenses, Landlord shall reimburse Tenant for the reasonable cost of the audit or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. Tenant waives the right to dispute or contest, and shall have no right to dispute or contest, any matter relating to the calculation of Landlord's Operating Expenses or other forms of Rent under the Lease (and waives the right to inspect Landlord's records with respect thereto) with respect to each calendar year of the Lease Term for which a Reconciliation Statement is given to Tenant if no claim or dispute with respect thereto is asserted by Tenant in writing to Landlord within sixty (60) days of delivery to Tenant of the original or most recent Reconciliation Statement with respect thereto.

          7.   LANDLORD'S OPERATING EXPENSES.

     This Lease is what is termed a "Net, Net, Net Lease," it being understood that Landlord shall receive all Rent under this Lease free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises except as specifically otherwise provided herein. In addition to the Rent reserved in this Lease, Tenant shall, except as may otherwise be specifically provided herein, pay to the parties respectively entitled thereto all reasonable impositions, insurance premiums, operating charges, maintenance charges, janitorial charges, construction costs and other charges, landscaping charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the term hereof. Notwithstanding anything to the contrary contained in Paragraph 6 above or this Paragraph 7, with respect to all sums payable by Tenant as Additional Rent under Paragraphs 6 and 7 for the acquisition, installation, repair or replacement of any item in connection with the Premises which is capital in nature and the cost of which would be capitalized under GAAP, Tenant shall be required to pay only the prorata share of the cost of the item falling due within the Term (including the Option Term, if any) based upon the amortization of the same over the useful life of such item, as Landlord and Tenant shall mutually determine in accordance with GAAP together with interest on the unamortized balance at the rate that was paid by Landlord on funds borrowed for the purpose of such capital improvements, or, if Landlord does not borrow such funds, at the rate equal to the Prime Rate announced by Bank of America (or any successor) from time to time plus two percent (2%).

               (a) For the purposes of this Lease and Section 6, "Landlord's Operating Expenses" shall mean all reasonable expenses, costs and disbursements of every kind and nature (except for those paid directly by Tenant), computed on the cash basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Premises, including but not limited to, the following:

                    (i) the cost of all utilities for the Premises, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

                    (ii) the cost of casualty, rental loss, liability and other insurance applicable to the Premises as set forth in Section 15;

                    (iii) the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

                    (iv) a management fee contribution equal to one and one-half percent (1.5%) of Tenant's Base Rental and Additional Rental; and

                    (v) all "Tax Expenses," which means all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Premises or its operation (and the reasonable costs of contesting any of the same), including community improvement district taxes and business license taxes and fees (excluding, however, federal and state taxes on income, death taxes, franchise taxes, fees attributable to the permitting process necessary to reclassify the use of the Building, and any taxes [other than business license taxes and fees] imposed or measured on or by the income of Landlord from the operation of the Premises, and further described in Section 8 below.

               (b) Notwithstanding anything contained in the Lease or in the foregoing list, no expenses incurred for the following shall be included in Landlord's Operating Expenses for any Year:

                    (i) Any permitting costs or expenses and any pending legislation impact fees incurred by Landlord in connection with any reclassification of the use of the Building;

                    (ii) Repairs or other work occasioned by fire, windstorm or other casualty of a nature mentioned in Section 19 of the Lease or by the exercise of the right of eminent domain;

                    (iii) Depreciation and amortization;

                    (iv) Costs incurred due to violation by Landlord of the terms and conditions of this Lease;

                    (v) Interest on debt or amortization payments on any mortgages or deeds of trust;

                    (vi) Landlord's general corporate overhead and general administrative expenses other than the management fee described in Section 7(b)(iv)

               (c) Notwithstanding anything to the contrary contained in Paragraph 6 above or this Paragraph 7, "Operating Expenses" shall not include, and Tenant shall not be responsible for the payment of, any deductibles under any policy of insurance maintained by Landlord, except as expressly set forth in clauses (i) and (ii) of this Section 7(c):

                    (i) With respect to any policy or policies of property insurance maintained by Landlord under Section 15(c) (specifically excluding, however, earthquake coverage) covering the Premises, Operating Expenses shall include any deductible paid by Landlord under any such policy or policies, up to a maximum amount of Twenty-five Thousand Dollars ($25,000) per casualty or series of related casualties; and

                    (ii) With regard to any policy of earthquake insurance, Operating Expenses shall include any deductible paid by Landlord under such policy, subject to the following limitations: (A) the deductible contained in such policy shall not exceed an amount equal to ten percent (10%) of the then-replacement cost of the Premises, and (B) Operating Expenses shall only include, and Tenant shall only be responsible for, the Designated Percentage (as hereinafter defined) of the deductible paid by Landlord under such policy. In addition, if (A) the deductible is payable during Lease Year 8, 9 or 10 and (B) Tenant exercises the option contained in Section 43 of the Lease, Tenant shall pay to Landlord on the first day of the Option Term as Additional Rent an amount equal to Twenty-five percent (25%) of the deductible paid by Landlord under such policy. For purposes of this Lease, "Designated Percentage" shall mean the applicable percentage set forth below for the "Lease Year" in which the earthquake occurs (or, if Tenant exercises the renewal option contained in
Section 43 of the Lease, the applicable year of the Option Term):
----------

         Lease Year            Percentage of Deductible to      Additional Percentage of
                                 be included in Operating         Deductible if Option
                                         Expenses                       Exercised
-------------------------------------------------------------------------------------------
             1                             50%                              -
-------------------------------------------------------------------------------------------
             2                             45                               -
-------------------------------------------------------------------------------------------
             3                             40                               -
-------------------------------------------------------------------------------------------
             4                             35                               -
-------------------------------------------------------------------------------------------
             5                             30                               -
-------------------------------------------------------------------------------------------
             6                             25                               -
-------------------------------------------------------------------------------------------
             7                             20                               -
-------------------------------------------------------------------------------------------
             8                             15                             25%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
             9                             10                             25%
-------------------------------------------------------------------------------------------
             10                             5                             25%
-------------------------------------------------------------------------------------------
 First year of Option Term                 50                              -
-------------------------------------------------------------------------------------------
 Second year of Option Term                40                              -
-------------------------------------------------------------------------------------------
 Third year of Option Term                 30                              -
-------------------------------------------------------------------------------------------
 Fourth year of Option Term                20                              -
-------------------------------------------------------------------------------------------
 Fifth year of Option Term                 10                              -
-------------------------------------------------------------------------------------------

          For purposes of this Section 7(c)(ii), "Lease Year" shall mean a period of twelve (12) months commencing on the Rent Commencement Date, and each successive twelve-month period thereafter.

          8.   TAX EXPENSES.

               (a) Taxes shall mean and include all Real Property Taxes, Personal Property Taxes; and all other taxes directly or indirectly imposed or assessed against the Premises, the personal property or other assets located therein, or the lease, rental or business operations at the Premises and paid by Landlord.

Real Property Taxes shall mean: all Real Property taxes and other assessments imposed directly or indirectly on the Premises, including, but not limited to, assessments, for special improvement districts and building improvement districts, rental levy, taxes on rents received or leases, taxes and assessments levied in substitution or supplementation in whole or in part of any of the foregoing taxes and assessments and the Premises share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Premises. Personal Property Taxes shall mean all taxes or charges imposed directly or indirectly for personal property or other assets whether owned by Landlord or Tenant located on the Premises or used in connection with the operation, maintenance or repair of the Premises, including taxes on leasehold improvements, trade fixtures, furnishings, equipment, inventory, and other assets. Taxes shall also include all costs and fees reasonably incurred in connection with seeking reductions in any tax liabilities for Real Property Taxes, Personal Property Taxes, or other Taxes, including, without limitation, any costs reasonably incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other Real Property Taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Taxes as Tenant's Additional Rent, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit or charge Tenant the deficit, if any, based on the adjustment.

               (b) Tenant shall pay to Landlord as Tenant's Additional Rent all Tax Expenses on the first day of each month with monthly Base Rental during the term hereof as part of Tenant's Forecast Additional Rental. All monies paid to Landlord under this section may be intermingled with other monies of Landlord and shall not bear interest but Landlord shall apply such monies to discharge Landlord's Tax Expenses. In the event of a breach by Tenant in the performance of its obligations under this Lease, then any balance of funds paid to Landlord under the provisions of this section may at the option of Landlord be treated as an additional Security Deposit. Tenant shall pay prior to delinquency, all taxes assessed against and levied upon Tenant. When possible, Tenant shall cause such Property to be assessed and billed separately from the Real Property of Landlord.

               (c) Tenant, at its cost, shall have the right, at any time, to seek a reduction in the assessed evaluation of the Premises or contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests Real Property Taxes, the failure on Tenant's part to pay the Real Property Taxes shall not constitute a default as long as Tenant complies with the provisions of this paragraph.

          Landlord shall cooperate with Tenant in any proceeding or contest brought by Tenant so long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties.

          If Tenant does not pay the Real Property Taxes when due, and Tenant seeks a reduction or contests as are provided in this paragraph, before the commencement of the proceeding or contest, Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to due business in California. The amount of the bond shall equal one hundred ten percent (110%) of the total amount of Real Property Taxes in dispute. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

          9. PAYMENTS. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in the Basic Lease Information above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord One Hundred Dollars ($100.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for any payment not made when due at the "interest Date" until paid of the lesser of (i) ten percent (10%) or (ii) the maximum rate of interest permitted to be charged for such late payment under California law.

Instead of requiring Tenant to pay Rent, Additional Rent, Late Fees and other charges by check at the location designated in the Lease, Landlord may, at its sole option, upon not less than thirty (30) days' prior written notice to Tenant, require Tenant to promptly execute and deliver any documents, instruments, authorizations, or certificates required by Landlord to give effect to an electronic funds transfer ("EFT") method of payment, whereby any or all such required payments by Tenant (as designated from time-to-time, as determined by Landlord), are transferred from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's designated bank account. Landlord may terminate the EFT method of payment upon thirty (30) days prior written notice to Tenant after which payment shall be made as Landlord may designate.

Tenant shall promptly pay all reasonable service fees and related bank charges to Landlord resulting from insufficient funds in Tenant's designated bank account or deauthorized EFT transactions and shall pay any late charges due under this Lease. Landlord shall credit Tenant for any bonafide bank charges charged by Tenant's bank or financial institution incurred by Tenant due to Landlord's EFT system. Tenant's failure to comply with this provision when requested by Landlord shall, upon notice, constitute an event of default of the Lease if not cured within the time set forth in the Lease. For the purposes of this paragraph, cure of an EFT default shall mean timely delivery to Landlord of a cashier's check for all sums due and reactivation of EFT payments as required by this paragraph.

          10. LATE CHARGES. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or within 5 days of the receipt of any invoice from Landlord for any other amounts payable hereunder, shall incur a late charge of ten percent (10%) of the overdue amount (the "Late Charge") for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the Interest Rate from and after the due date for such payment.

          11.  [INTENTIONALLY DELETED]

          12.  ALTERATIONS.

               (a) Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or remove any portion of the Premises which is affixed thereto, or attach any fixtures or equipment thereto (collectively, the "Alterations"), without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed and which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement of any such work. However, Tenant may make Alterations in the Premises without Landlord's prior approval if (i) the Alterations do not involve any changes to the life safety system, structural portions of the Premises, or to the roof of the Premises, and (ii) the cost of such work does not exceed Fifty Thousand Dollars ($50,000.00) for any alteration project or One Hundred Thousand Dollars ($100,000.00) for all alterations in a calendar year (the "Permitted Alterations"). Notwithstanding the foregoing, the construction of the Tenant Improvements (as defined in the Work Letter) shall be governed by the terms of the Work Letter and not the terms of this Section 12.
                                          ----------

               (b) Landlord may impose, as a condition of its consent to all Alterations, such requirements as Landlord deems desirable, including, but not limited to: (i) the requirement that upon Landlord's request, made at the time such consent is given, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term and repair any damage to the Premises and Building caused by such removal; and/or
(ii) the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that in any event, a contractor of Landlord's selection shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work. Tenant shall construct such Alterations and Permitted Alterations and perform any repairs which Tenant is obligated to perform hereunder at Tenant's cost and in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations and Permitted Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all work to be performed in such manner as not to obstruct access to the Building or Project or the common areas for any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working on the Project. In the event that Tenant makes any Alterations and Permitted Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations and Permitted Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations and Permitted Alterations shall be insured by Tenant pursuant to Section 15 immediately upon completion
                                       ----------
thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and

Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations and Permitted Alterations.

               (c) All Alterations and Permitted Alterations which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. In addition, in all situations in which the Alterations or Permitted Alterations requires that a building permit be obtained from the City and County of San Francisco, Tenant shall pay Landlord five percent (5%) of the cost of any such Alterations as a supervision fee, unless Landlord or its affiliate as contractor performs such Alterations for Tenant, in which case the fees will be set by the contract between Landlord and/or its affiliate and Tenant. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations (including without limitation any Permitted Alterations), then as a matter which shall survive termination of this Lease, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any Alterations (including without limitation any Permitted Alterations).

          13. REPAIRS. Tenant agrees that, at its sole cost and expense, it will keep and maintain the Premises, including, but not limited to, all Building systems, exterior (provided Landlord shall be responsible for the structural condition and Tenant shall be responsible for the maintenance and repair of the exterior), interior, roof membrane, parking areas and landscaping and all alterations, additions and improvements thereto in good condition and repair, except for normal wear and tear. Landlord shall assign to Tenant if, when and to the extent necessary, the roofing system limited warranty from Firestone Building Products Company which runs for a period of twelve (12) years from and after January 25, 1999, and all other warranties received. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. At Landlord's option, if Tenant fails to maintain the Premises or to make such repairs, Landlord may, but need not, perform such maintenance or make such repairs after not less than five (5) business days notice to Tenant (except in situations involving an emergency), in which case Tenant shall pay Landlord the cost thereof, including twenty percent (20%) of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs and maintenance to the Premises or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. To the fullest extent permitted by law, Tenant hereby waives and releases all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect, including Sections 1941 and 1942 of the California Civil Code. Except as provided in the Work Letter, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Notwithstanding the foregoing sentence, Landlord shall its sole cost and expense be responsible for the repair and maintenance of the structural elements, roof structure and foundation of the Premises, and such cost shall not be charged to Tenant as "Additional Rental" hereunder.

          14. LANDLORD'S RIGHT OF ENTRY. Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements to exhibit the Premises to mortgagees, prospective mortgagees, purchasers, tenants or invitees to post notices of non-responsibility and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant 48 hours prior notification of an entry into the Premises provided that such notice is reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make any such repairs, additions, alterations or improvements. Notwithstanding anything to the contrary contained in this Section 14, Landlord may enter the
                                           ----------
Premises at any time to (a) perform repairs, additions or services required of Landlord or deemed necessary by Landlord; (b) take possession due to any breach of this Lease in the manner provided herein; and (c) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby; provided, however, that Landlord shall be liable for all claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby due to the gross negligence or willful misconduct of Landlord or its agents, employees, invitees or assigns. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner herein before described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

          15. INSURANCE. Tenant shall pay for all insurance required under this Section 15 to be carried by Tenant. Payment shall be made by Tenant to Landlord on insurance carried and maintained by Landlord as Tenant's Additional Rental. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.

               (a) Landlord shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Tenant and Landlord against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $5,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

               (b) Landlord shall maintain liability insurance as described in paragraph (a), in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

               (c) Landlord shall obtain and keep in force a policy or policies of insurance in the name of Landlord, with loss payable to Landlord and to any Lender insuring loss or damage to the Premises (including all Tenant Improvements as defined in the Work Letter and Alterations as defined in this Lease). The amount of such insurance shall be equal to the full replacement cost of the Premises (to the extent reasonably available), as the same shall exist from time to time, or the amount required by any lenders. Such policy or policies shall insure against all risks of direct physical loss or damage, earthquake, debris removal and the enforcement of any applicable ordinances requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies may also contain an agreed valuation provision in lieu of any coinsurance clause and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for The San Francisco-Oakland Metropolitan Area. The insurance coverage shall be subject to a standard deductible, and Tenant shall be liable for such deductible amount in the event of an insured loss. If Tenant owned alterations, trade fixtures, and Tenant's personal property shall be insured by Tenant under paragraph (d) below rather than by Landlord.

               (d) Landlord shall obtain and keep in force a policy or policies in the name of Landlord with loss payable to Landlord and any lender, insuring the loss of the full rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rent otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

               (e) Property Damage. Tenant shall obtain and maintain insurance coverage on all of Tenant's personal property and trade fixtures. Such insurance shall be full replacement cost coverage with a standard deducible. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, trade fixtures and Tenant owned alterations. Tenant shall provide Landlord with written evidence and an additional insured endorsement in Landlord's favor that such insurance is in force.

               (f) Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

               (g) Tenant shall obtain and maintain Workers Compensation insurance.

               (h) Landlord may obtain and maintain or require Tenant to obtain and maintain such other, additional, or increased insurance as may be reasonably desirable or necessary.

               (i) Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

               (j) Landlord shall obtain and maintain earthquake insurance (to the extent reasonably available). Tenant shall not be named as an additional insured therein.

               (k) Insurance required in this Section 15 shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-VII, as set forth in the most current issue of "Best's Insurance Guide," or such other rating as may be required by a lender. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the start date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less. If either party shall fail to procure and maintain the insurance required to be carried by it, the other party may, but shall not be required to, procure and maintain the same.

Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. To the extent necessary to accomplish the goals of this paragraph, the policies will contain cross-liability endorsements.

          16.  DEFAULT.

               (a) The following events shall be deemed to be events of default ("events of default") by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the due date thereof or shall fail to pay any other charge or assessment against Tenant within five (5) days of Tenant's receipt of an invoice or demand from Landlord; (ii) Tenant shall fail to perform any obligation of Tenant or to comply with any provision of this Lease, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen
(15) days after notice thereof to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further, that if the nature of such failure is that it cannot reasonably be cured within a fifteen (15) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to cure said failure as soon as possible; (iii) abandonment of the Premises by Tenant as defined in California Civil Code
Section 1951.3; (iv) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (v) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (vi) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;
(vii) Tenant shall fail to take possession of the Premises as provided in this Lease; (viii) Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Project and such lien is not removed or discharged within thirty (30) days after the filing thereof; (ix) Tenant shall fail to return a properly executed instrument to Landlord in accordance with Section 24
                                                                     ----------
hereof within the time period provided therein; or (x) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with
Section 25 hereof within the time period provided therein.
----------

               (b) In the event of any such event of default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to remove Tenant from the Premises. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from
Tenant:

                    (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                    (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                    (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom

          As used in clauses (i) and (ii) above, the "worth at the time of
                     --------------------
award" is computed by allowing interest at the maximum rate permitted by law per annum. As used in clause (iii) above, the "worth at the time of award" is
                   ------------
computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (c) In the event of any such event of default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 16(c) shall be construed as an
                                          -------------
election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code Section 1951.4
                                                           --------------
(Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover the rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

               (d) Upon the occurrence of an event of default, Landlord shall have the right to exercise and enforce all rights and remedies granted or permitted by law. The remedies provided for in this Lease are cumulative and in addition to all other remedies available to Landlord at law or in equity by statute or otherwise. Exercise by Landlord of any remedy shall not be deemed to be an acceptance of surrender of the Premises by Tenant, either by agreement or by operation of law. Surrender of the Premises can be effected only by the written agreement of Landlord and Tenant.

               (e) No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Section 16.
                                                  ----------

               (f) Tenant hereby waives any and all rights conferred by section 3275 of the Civil Code of California and by sections 1174(c) and 1179 of the code of Civil Procedure of California and any and all other laws and rules of law from time to time in effect during the lease term providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of tenant's breach. Tenant also hereby waives, to the fullest extent permitted by law, the right to trial by jury in any litigation arising out of or relating to this Lease.

          17. WAIVER OF BREACH. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

          18.  ASSIGNMENT AND SUBLETTING.

               (a) Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) subject to Sections 18(c), (h) and (i) below, assign this Lease or any interest herein
   ---------------------------
or in the Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Premises or any part thereof or permit the use of the Premises by any party other than Tenant (all of the following are hereinafter sometimes referred to collectively as "Transfer", and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). In addition, Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, create or distribute materials or information intended to market the Premises in this Lease to any potential Transferee. Consent to one or more such Transfers shall not destroy or waive this provision, and all subsequent Transfers shall likewise be made only upon obtaining the prior written consent of Landlord.

               (b) If Tenant desires to effect any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include
(i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefore, including a calculation of the Transfer Premium (defined below), the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord which will enable Landlord to determine the Transferee's financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Landlord shall respond within fifteen (15) business days after receiving the last of such information. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an event of default. Whether or not Landlord grants consent, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord. If Landlord consents to any Transfer (and does not exercise any recapture rights Landlord may have under Section 18 (h) below, Tenant may within six (6) months after Landlord's
      --------------
consent, enter into such Transfer of the Premises or portion thereof, upon the same terms and conditions as are set forth in the Transfer Notice.

               (c)  Notwithstanding Section 18 (a) above, in no event shall
                                    --------------
Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, (ii) if the proposed use of the Premises shall involve an occupancy rate of more than one (1) person per 125 RSF within the Premises, (iii) if the proposed assignee or subtenant's use would be a retail use, a bank, savings and loan or similar entity, restaurant, delicatessen, or coffee shop, a dental, medical or chiropractic office, counseling office, training center, or any other use with heavy public access, or to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity.

               (d) Sublessees or transferees of the Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefore, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein.

               (e) If Tenant is a partnership, an aggregate withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any merger, consolidation, or reorganization of Tenant, shall not be deemed a voluntary assignment of this Lease requiring Landlord's consent if immediately after such transaction the financial strength of the then Tenant is, in Landlord's reasonable judgment, equal to or greater than that of the original Tenant hereunder on the Rent Commencement Date, and Tenant delivers at least 45 days prior thereto a timely Transfer Notice to Landlord and proof of such financial strength. Occupancy of all or part of the Premises by a parent, subsidiary or affiliated companies of Tenant or Tenant's parent or Tenant's subsidiary shall not be deemed an assignment or subletting.

               (f) Fifty percent (50%) of any consideration (net of Tenant's broker's commissions, if any, incurred in the assignment or subletting) which is in excess of the Rent and other amounts due and payable by Tenant under this Lease, and which is paid to Tenant by any assignee or sublessee of this Lease or successor to Tenant (including pursuant to Section 18 (b)) for its
                                           --------------
assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof (the "Transfer Premium"), shall be promptly remitted by Tenant to Landlord as additional rental hereunder and Tenant shall have no right or claim thereto as against Landlord. Notwithstanding the foregoing, as Tenant is initially leasing surplus space to provide for its future expansion, any space identified by Tenant at any time within one (1) year after the lease commencement shall not be subject to the Landlord's recapture provided said space is not subleased for more than three (3) years from the lease commencement or exceeds 1/3 of Tenant's space.

               (g) No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term, and additionally in case of assignment by a merger or reorganization of Tenant into a subsidiary, the guarantee of this Lease by such subsidiary's ultimate parent in such form as reasonably satisfactory to Landlord. No subletting of the Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

               (h) Notwithstanding anything to the contrary contained in this Article, upon receipt of any Transfer Notice which contemplates subletting or an assignment of Tenant's interest in this Lease other than pursuant to the second sentence of Section 18 (e) above, Landlord shall have the option exercisable
            --------------
by written notice to Tenant given within thirty (30) days after receipt of the Transfer Notice, to recapture the space proposed to be sublet or assigned ("Transfer Space"). If Landlord exercises this option, the Lease shall terminate with respect to the Transfer Space as of the date of the proposed assignment or subletting. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of square feet of Rentable Floor Area retained by Tenant in proportion to the number of square feet of Rentable Floor Area contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord elects to recapture the space, Landlord and Tenant shall share the costs reasonably determined by Landlord, if any, in separating the recaptured space from the balance of the Premises and in complying with any relevant law or ordinance with which compliance is required in connection with such separation, in the ratio that each will control the former Premises following recapture. If Landlord declines, or fails to elect in a timely manner to recapture the Transfer Space within such fifteen (15) business day period, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Transfer Space to the proposed Transferee, subject to the provisions of the last sentence of this Section. Any subsequent proposed
                                        -------
Transfer of the applicable space shall be subject to this Section.  If a
                                                          -------
proposed Transfer is not consummated within six months after the date of the relevant Transfer Notice, Tenant shall again be required to submit a new Transfer Notice to Landlord with respect to any contemplated Transfer of such space.

                    (i) Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the one-time right to assign to Landlord and Landlord shall accept from Tenant the portion of the Premises consisting of approximately 19,252 gross square feet of the ground floor (the "Assigned Space") on the terms and subject to the conditions set forth herein. If Tenant desires to assign the Assigned Space, Tenant shall notify Landlord in writing (the "Assigned Space Notice") on or before the substantial completion of the Base Project (as determined in accordance with Section 1 above). Landlord shall use its best reasonable efforts to give Tenant written notice of Landlord's anticipated date of substantial completion of the Base Project, which notice shall be given to Tenant not less than thirty (30) days prior to Landlord's anticipated date of substantial completion of the Base Project. Provided Tenant is not otherwise in default under the Lease, Landlord shall accept such assignment of the Assigned Space and Landlord and Tenant agree that this Lease shall be amended as follows:

                         (1)  The Initial Base Rental set forth in the Basic
Lease Information shall be amended to provide that the Initial Base Rental shall be the sum of $3,376,230.00 annually.

                         (2)  Section 5(a) shall be amended to provide that
beginning on the sixty-first month after Lease Commencement the Base Rental shall adjust to $3,635,940.00 annually.

                         (3)  Section 1 of the Lease shall be amended to provide
that notwithstanding anything contained in Section 1 to the contrary, Tenant shall have the right to the exclusive use of forty (40) below grade and/or adjacent surface area parking stalls, at no charge to Tenant, its customers or invitees during Tenant's initial Lease Term. Tenant shall not be entitled to any reduction in the Base Rent as a result of the reduction in the number of parking stalls set forth herein.

                         (4)  Paragraph 3 of Exhibit C to this Lease shall be
deleted in its entirety.

Landlord and Tenant agree to take such further action and execute such further documents including but not limited to an amendment to this Lease, as may be necessary to effect the provision of this Section 18(i). Upon Landlord and Tenant's execution of an amendment to this Lease in accordance with the provisions of this Section 18(i), Tenant shall have no further liability or responsibility for the Assigned Space, including any liability or responsibility for the repair and maintenance of the Assigned Space or for the costs of any Tax Expenses or insurance directly attributable to the Assigned Space. Landlord shall notify Tenant of Tenant's proportion share of costs and expenses, including but not limited to tax expenses and insurance, attributable to Tenant's adjusted leasehold.

          19.  DESTRUCTION.

               (a) If the Premises are damaged by fire or other casualty, the same shall be repaired as speedily as practicable, subject to reasonable delay for insurance adjustment or other matters beyond Landlord's reasonable control under the circumstances, at the expense of the Landlord (subject to paragraph
                                                                    ---------
(c) below), unless this Lease is terminated as provided in this Section. During
---                                                             -------
the period required for repair, the Base Rental shall be abated during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof. No rent abatement shall apply where such damage to the Premises is due to the gross negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees.

               (b) If the Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty; (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies; (iii) damaged and the holder of any mortgage on the Building or ground or underlying lessor with respect to the Project and/or the Building requires that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or terminates the ground or underlying lease, as the case may be; or (iv) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if more than 1/2 of the Building is damaged or destroyed, then in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the date of such damage or destruction. If the Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty or if the Premises are substantially damaged during the last eighteen (18) months of the Lease Term as it may have been extended if permitted herein, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within thirty (30) days after notice from Landlord that Landlord will not be able to repair the Premises within one (1) year after the date of the casualty. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage to the extent required in this Article as expeditiously as possible under the circumstances. If Landlord or Tenant terminates the Lease pursuant to this Article, then Tenant shall pay the Base Rental and Additional Rental properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease, which by their terms survive the expiration or earlier termination of the Lease Term.

               (c) If Landlord should elect or be obligated pursuant to paragraph (a) above to repair because of any damage or destruction, Landlord's
-------------
obligation shall be limited to the original Building, the Base Project, the Tenant Improvements and any Alterations in the Premises and shall not extend to any furniture, equipment, supplies, trade fixtures or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee under a mortgage or the lessor under an underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefore, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

               (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant or its visitors, or injury to Tenant's business by reason of casualties mentioned hereinabove or any other accidental casualty.

               (e)  The provisions of this Lease, including this Section,
                                                                 -------
constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises. Any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

               (f) Notwithstanding anything in this Lease to the contrary, in the event Landlord elects to terminate this Lease pursuant to this Section 19, Landlord shall pay to Tenant within thirty (30) days of the date of the termination of the Lease an amount equal to all Tenant Improvement Deposits made by Tenant pursuant to the Work Letter.

          20.  [INTENTIONALLY DELETED]

          21. NO LIABILITY FOR INTERRUPTION OF UTILITIES. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service or utility, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Premises after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises, relieve Tenant from paying Rent or performing any of its obligations under this Lease, or allow Tenant to terminate this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article, unless due to the willful misconduct or gross negligence of Landlord.

          22. ATTORNEYS' FEES. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

          23. TIME. Time is of the essence of this Lease and each of its provisions and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

          24.  SUBORDINATION AND ATTORNMENT.

               (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute within ten (10) days of request by Landlord such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee.

               (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed of trust, deed to secure debt, or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

               (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person, without any deductions or off-set whatsoever, and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one
(1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person);
(ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder.

               (d) Notwithstanding the foregoing, in the event of a foreclosure of any mortgage or the termination of any ground lease or in the event of any other action or proceeding for the enforcement of either of them, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, so long as Tenant faithfully performs its obligations and no event of default then exists under this Lease; and in such case, Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or lease. In the event Landlord elects to place a mortgage on its interest in the Premises, it shall obtain for the benefit of its lender and of Tenant a subordination, non-disturbance and attornment agreement ("SNDA") in substantially the form attached hereto as Exhibit E. In the event Landlord obtains the same, Tenant agrees to execute, acknowledge and deliver upon demand such agreement and further instruments requested by the lender evidencing such subordination of this Lease to the lien of the mortgage or lease. Landlord shall within sixty (60) days of the date of this Lease obtain for the benefit of Tenant from Landlord's current lender a SNDA in substantially the form attached hereto as Exhibit E. In the event Landlord fails to obtain such SNDA within such sixty (60) day period, Tenant shall have the right to terminate this Lease by giving Landlord written notice of Tenant's election to terminate hereunder provided such notice is given within thirty (30) days of the expiration of such sixty (60) day period.

          25. ESTOPPEL CERTIFICATES. Tenant shall, within fifteen (15) days after receipt of a written request from Landlord or any lender of Landlord or any prospective purchaser of the Premises or any interest therein, execute, acknowledge and deliver to Landlord or such lender or purchaser either a statement in writing or a three-party agreement among Landlord, Tenant and such lender or purchaser (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent is paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord under this Lease, or specifying such defaults if any are claimed, and (c) specifying any further information and agreeing to such notice provisions and other matters reasonably requested by Landlord or such lender or purchaser. Any such statement may be conclusively relied upon by a prospective lender or purchaser of the Building or any interest therein. Tenant's failure to deliver such statement within fifteen (15) days will constitute a default under this Lease and shall be conclusive upon Tenant for the benefit of the prospective lender or purchaser who requested the certificate, and any successor to such requesting party, that this Lease is in full force and effect, that there are no uncured defaults on the part of Landlord, and that the Lease has not been modified except as may be represented by Landlord.

          26. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

          27. HOLDING OVER. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal or extension of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that (i) for the first three (3) months of the holdover period the monthly rental shall be one hundred fifty percent (150%) of the Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals and extensions; and, (ii) thereafter the monthly rent shall be two hundred percent (200%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

          28. SURRENDER OF THE PREMISES. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises and every part thereof, including any Alterations, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Premises which it has placed upon the Premises, and Tenant shall restore the Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article shall survive any expiration or termination of this Lease.

          29. NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by nationally recognized overnight courier or by United States mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case or certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove in the Basic Lease Information or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices required under this Lease, the person in charge of the Premises at the time said notice is given or occupying said Premises at said time; and, if no person is in charge of or occupying the said Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Premises. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

          30. DAMAGE OR THEFT OF PERSONAL PROPERTY. As a material part of the consideration to Landlord, all personal property brought into the Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act or omission of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Premises which results from power surges or other deviations from the constancy of electrical service or from gas, smoke, water, or rain, which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever. Notwithstanding the foregoing, Landlord shall be liable for theft or any damage to all personal property brought into the Premises by Tenant, or Tenant's employees or business visitors if such theft thereof or any damage thereto is occasioned by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or invitees.

          31.  EMINENT DOMAIN.

               (a) If all or part of the Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

               (b) If this Lease is terminated under the provisions of this Article, Rent shall be apportioned and adjusted as of the date of termination.

               (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

               (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for moving expenses, loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this paragraph (d), Tenant hereby assigns to Landlord
                             -------------
any and all of its right, title and interest in or to any compensation awarded or paid for the fee as a result of any such taking.

               (e) Notwithstanding anything to the contrary contained in this Section, if, during the Lease Term, the use or occupancy of any part of the
-------
Building or the Premises shall be taken or appropriated temporarily for a period of one hundred eighty (180) days or less for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Lease Term.

          32. PARTIES. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. Landlord's right to transfer or assign Landlord's interest in and to the Premises, or any part or parts thereof, shall be unrestricted; in the event of any such transfer or assignment by Landlord which includes the Premises, Landlord's obligations to Tenant hereunder shall cease as of the date of transfer, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

          33.  LIABILITY OF TENANT; LIABILITY OF LANDLORD.

               (a) Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners, joint venturers, members and shareholders, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability, including, without limitation, court costs and reasonable attorneys' fees (collectively, "Claims") incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant in, on or about the Premises, provided, however, that the terms of the foregoing assumption of risk, release of Landlord and the Landlord Parties, and indemnity of the Landlord and Landlord Parties shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or Landlord's Parties acting within the scope of their employment.

               (b) Landlord shall indemnify, defend, protect and hold harmless Tenant, and its partners, joint venturers, shareholders and their respective officers, agents, employees and independent contractors (collectively, "Tenant Parties") from any and all Claims incurred in connection with or arising from any acts, omissions or negligence of Landlord or of any person claiming by, through or under Landlord, or of the contractors, agents, servants, employees, licensees or invitees of Landlord in, on or about the Premises, provided, however, that the terms of the foregoing assumption of risk, release of Tenant and the Tenant Parties and indemnity of the Tenant and Tenant Parties shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Tenant or Tenant Parties acting within the scope of their employment.

          The provisions of this Article shall survive the expiration or sooner termination of this Lease.

          34. FORCE MAJEURE. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "Force Majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of Force Majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Premises on or before the Rent Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. The provisions of this
Section 34 shall not apply to extend Landlord's obligation to obtain the necessary building and use permits pursuant to Section 2(b) beyond March 30, 2001.

          35. LIMITATIONS ON LANDLORD'S LIABILITY. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Property on which the Premises is located (including any sale or insurance proceeds thereof) for satisfaction of Tenant's remedies, if any, provided, however, that in the event the Premises are sold, Tenant must notify Landlord in writing of any claim of Tenant within four (4) years of Tenant's receipt of notice from Landlord of the sale of the Premises. Tenant's failure to make a claim in writing under this
Section 35 within such four (4) year period shall constitute a waiver of Tenant's rights under this Section 35. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Property. In no event shall any of the Landlord Parties be personally liable with respect to any of the provisions of this Lease and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further waives any and all rights to claim or bring an action for exemplary or punitive damages against Landlord or Landlord's Parties, and agrees that Landlord and Landlord's Parties shall have no liability for the same. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant's business, including but not limited to loss of profits, loss of revenues, loss of business opportunity, loss of goodwill, or loss of use, in each case, however occurring.

          36. LANDLORD'S COVENANT OF QUIET ENJOYMENT. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord. The foregoing covenant is in lieu of any other covenant, express or implied.

          37.  SECURITY DEPOSIT.

               (a) As security for the faithful performance by Tenant throughout the Lease Term, and any extensions or renewals thereof, of all the terms and conditions of this Lease on the part of Tenant to be performed, Tenant has deposited with Landlord on the date of execution of the Lease the Security Deposit set forth in the Basic Lease Information. The Security Deposit shall be returned to Tenant, without interest, sixty (60) days after the expiration or earlier termination of this Lease provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right to use, retain or apply all or any part of the Security Deposit, including all amounts which may be added thereto pursuant to the terms hereof, toward the cure of any default of Tenant, including, but not limited to, for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If all or any part of the Security Deposit is so applied by Landlord, then Tenant shall within ten (10) days after written demand therefore, pay to Landlord an amount sufficient to return the Security Deposit to the balance on deposit with Landlord prior to said application (and Tenant's failure to do so shall be a default under this Lease.)

               (b) Beginning on the third (3) month of rent commencement and ending with the twelfth (12) month, the sum of $198,200.00 of the Security Deposit will be credited each month toward Tenant's monthly payment of the Base Rental Amount. At any time after the eighteenth (18) month, with a thirty (30) day notice to Landlord, Tenant may request conversion of the remaining One Million Dollar ($1,000,000.00) cash security deposit to an irrevocable letter of credit issued by a major banking institution mutually acceptable to Landlord and Tenant.

               (c) In the event of a sale or transfer of Landlord's interest in the Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or lessee, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of the Security Deposit. The Tenant shall look solely to the new owner or lessor for the return of said Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee or subtenant and the Landlord shall have no further liability with respect to the return of said Security Deposit to the original Tenant.

               (d) Landlord shall not be required to keep the Security Deposit separate from its general accounts.

          38. HAZARDOUS SUBSTANCES. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Premises. For purposes of this Article 42, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances caused by Tenant (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances caused by Landlord or Landlord's agents, employees or invitees (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law which is caused by Landlord or Landlord's agents, employees or invitees). The obligations of Landlord and Tenant under this Article shall survive any expiration or termination of this Lease.

          39. BROKER. Landlord and Tenant represent and warrant to each other that no broker, agent, commission salesperson, or other person has represented Landlord or Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Landlord or Tenant. Landlord and Tenant agree to indemnify and hold each other harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by the other party as a result of a breach by Landlord or Tenant, as applicable, of the representation and warranty contained in the immediately preceding sentence or as a result of Landlord's or Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Landlord or Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have dealt with Landlord or Tenant, whether or not such claim is meritorious. Notwithstanding the foregoing, ROK Properties is recognized by Landlord as the procuring broker for the Tenant and HCM Commercial is recognized as Landlord's broker. All brokerage fees shall be paid by Landlord.

          40.  SIGNAGE.

               (a) Subject to governmental approval and permitting, Tenant shall be entitled, at its sole cost and expense, to identification signage on the entry door to the Premises. The location, quality, design, style, lighting and size of such signage shall be subject to Landlord's prior written approval, in its sole discretion. Upon the expiration or earlier termination of this Lease, Tenant, at Landlord's option, shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage caused by such removal.

               (b) Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or any areas outside the Building without Landlord's approval, which will not be unreasonably withheld. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Premise), or other items visible from the exterior of the Premises are subject to the prior approval of Landlord, in its sole discretion.

          41. FORUM SELECTION. Any litigation based hereon, or arising out of, under, or in connection with this Lease, or any course of conduct, course of dealing, statements (whether oral or written) or actions or omissions of the Landlord or Tenant or any party acting on behalf of either shall be brought and maintained exclusively in the courts of the State of California for the City and County of San Francisco and in the United States District Courts for the Northern District of California.

Landlord and Tenant hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

          42. WAIVER OF JURY TRIAL. Landlord and Tenant hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Lease, or any course of conduct, course of dealing, statements (whether oral or written) or actions or omissions of Landlord and Tenant or any party acting on behalf of either.

          43.  OPTION TO EXTEND.

               (a) Provided that Tenant shall not be in default on the performance of its obligations hereunder, Tenant shall have an option to extend the term of the Lease (the "Initial Term") for one additional period of five (5) years (the "Option Term"), commencing immediately after the expiration of the Initial Term, upon the same terms and conditions contained herein, except that
(i) the Base Rental for the Premises shall be equal to the fair market rent for the Premises at the date of commencement of the Option Term determined in the manner set forth in subparagraph (b) below; and (ii) there shall be no further options to extend the term of the Lease.

               (b) Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than six (6) months nor more than nine
(9) months prior to expiration of the Initial Term. If Tenant properly exercises the option granted herein, references in the Lease to the Term shall be deemed to mean the Option Term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Section 43 shall automatically terminate without notice
                        ----------
and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if an Event of Default exists at the time of exercise of the option or at the time of commencement of the Option Term.

               (c) If Tenant properly exercises its option to extend the Term of this Lease, the Base Rental during the Option Term shall be determined in the following manner. The Base Rental shall be adjusted to an amount equal to the fair market rent for the Premises on the date of the commencement of the Option Term for a term equal to the Option Term. As used herein, the term "fair market rent" shall mean the base annual rental for such comparable space, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space, as well as any free rent and other tenant inducements then being offered to tenants of such comparable space. Landlord shall provide written notice to Tenant of its determination of the fair market rent within twenty-one (21) days of receipt of Tenant's notice exercising the Option Term. Within thirty (30) days after receiving such determination ("Tenant's Review Period"), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept the fair market rent stated within Landlord's notice, or (ii) object to Landlord's determination of the fair market rent and with such objection set forth Tenant's determination of the fair market rent. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such fair market rent using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party's determination shall be submitted to arbitration in accordance with subsection (d) below. If Tenant fails to so accept or object in writing
     --------------------
within Tenant's Review Period, Landlord's determination of the fair market rent for the Premises shall be final and binding upon the parties.

               (d) If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, then each party's determination of the fair market rent set forth in their respective notices shall be submitted to arbitration in accordance with the following: (i) not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall select an independent arbitrator who shall by profession be a real estate broker or real estate appraiser who shall have been active over the previous five (5) years in the appraisal of commercial properties similar to and in the vicinity of the Building in San Francisco, California; (ii) the determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted fair market rent for the Premises is the more accurate taking into account the requirements of this Section 43; (iii) the arbitrator's decision as to the fair
                     ----------
market rent to be used as the Base Rental during the Option Term shall be binding upon Landlord and Tenant; and (iv) the cost of the arbitration shall be borne by the party whose determination of the fair market rent was rejected by the arbitrator.

          44.  MISCELLANEOUS.

               (a)  Submission of Lease.  The submission of this Lease for
                    --------------------
examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

               (b)  Severability.  If any clause or provision of this Lease is
                    -------------
illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

               (c)  Entire Agreement.  This Lease contains the entire agreement
                    -----------------
of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. There are no representations or warranties between the parties, and all reliance with respect to representation is based totally upon the representations and agreements contained in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

               (d)  Headings.  The use of headings herein is solely for the
                    --------
convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

               (e)  Governing Law.  The laws of the State of California shall
                    -------------
govern the validity, performance and enforcement of this Lease.

               (f)  Authority.  If Tenant executes this Lease as a corporation,
                    ---------
each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord or required by the jurisdiction in which the Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Premises.

               (g)  Financial Statements.  Upon Landlord's written request
                    --------------------
therefore, but not more often than twice per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant and Tenant's accounting firm, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

               (h)  Joint and Several Liability.  If Tenant comprises more than
                    ---------------------------
one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

               (i)  Non-Waiver.  No waiver of any provision of this Lease shall
                    ----------
be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

               (j)  Landlord's Right to Cure Default and Payments by Tenant.
                    -------------------------------------------------------

                    (i) All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its performance obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

                    (ii) Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefore: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of the Article; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Sections 15 and 34 of this Lease; and (iii) sums equal
                        ------------------
to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Lease Term.

               (k)  Terms.  The necessary grammatical changes required to make
                    -----
the provisions hereof apply either to corporations, partnerships, limited liability companies, individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

               (l)  Relationship of Parties.  Nothing contained in this Lease
                    -----------------------
shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

               (m)  Application of Payments.  Landlord shall have the right to
                    -----------------------
apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

               (n)  Confidentiality.  Tenant acknowledges that the content of
                    ---------------
this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

               (o)  Exhibits.  Exhibits "A" - "E", inclusive, and any other
                    --------   -----------------
attachments specified in the Basic Lease Information, are attached to and made a part of this Lease and incorporated into this Lease by this reference.

               (p)  Transportation Management.
                    -------------------------

                    (i) Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

                    (ii) Pursuant to the City of San Francisco Planning Code
Section 163, the Landlord may enter into an agreement with the San Francisco Department of City Planning to provide and implement a transportation management program for tenants of the Building and to participate in a program designed to coordinate commute alternatives marketing and brokerage for employees in the South of Market, San Francisco, California area. During the term of the Tenant's tenancy, Landlord agrees to provide transportation brokerage and commute assistance services, as part of Operating Expenses, to the Tenant to assist the Tenant in meeting the transportation needs of its employees. Tenant agrees to cooperate with and assist the Landlord's transportation management coordinator (the "Coordinator"), through designation of a responsible employee, to distribute to Tenant's employees written materials promoting and encouraging the use of public transit and/or ridesharing, and distribute and return to the Coordinator transportation survey questionnaire forms. Tenant may agree, at its option, to participate in other activities required of Landlord and/or ridesharing by employees in the Building.

               (q)  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                              "LANDLORD"

                              SHEARWATER PARTNERS, LLC
                              a California limited liability company

                              By:  /s/ JOHN CHIATELLO
                                 -------------------------------------------
                              Name:  John Chiatello
                                   -----------------------------------------
                              Title:  Member
                                    ----------------------------------------

                              By:  /s/ NANCY J. PEDOR
                                 -------------------------------------------
                              Name:  Nancy J. Pedor
                                   -----------------------------------------
                              Title:  Member
                                    ----------------------------------------






                              "TENANT"

                              Razorfish, Inc.
                              a Delaware corporation

                              By:  /s/ SCOTT R. SAX
                                 -------------------------------------------
                              Name:  Scott R. Sax
                                   -----------------------------------------
                              Title:  Vice President/Managing Director
                                    ----------------------------------------


                              By: /s/ MICHAEL SIMON
                                 -------------------------------------------
                              Name:   Michael Simon
                                   -----------------------------------------
                              Title: EVP - Business Affairs & General Counsel
                                    ----------------------------------------

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PREMISES


     The land referred to in this policy is situated in the City and County of San Francisco, State of California, and is described as follows:


     PARCEL 1, as shown upon that certain Map entitled "PARCEL MAP OF THE HAMM'S BREWERY, BEING POTRERO NUEVO BLOCK NO. 24 AND PORTIONS OF POTRERO NUEVO BLOCKS NO. 20, 23 & 21, BEING ALSO ASSESSOR'S BLOCK NO. 3923, AND PORTIONS OF ASSESSOR'S BLOCKS NO. 3903 AND 3924, AND BEING A PORTION OF 15TH STREET, NOW CLOSED AND A PORTION OF ALAMEDA STREET, NOW CLOSED," filed for record in the Office of Recorder of the City and County of San Francisco on February 10th, 1976 in Book No. 2 of Parcel Maps at Pages 55 and 56.

     Assessor's Lot 5, Block 3923.

                                  Exhibit A-1
                            Description of Easement


A non-exclusive for vehicular, pedestrian, public utility and light and air purposes described as follows:

BEGINNING at a point on the westerly line of Bryant Street, distant thereon
149.10 feet northerly from the northerly line of 15th Street; thence leaving said line of Bryant Street, south 85 degrees 39' 39" west 200.00 feet to the easterly line of Florida Street; thence south 4 degrees 20' 21" east along said easterly line of Florida Street 12 feet; thence leaving said easterly line North 85 degrees 39' 39" East 200.00 feet to the westerly line of Bryant Street, thence north 12 feet along said westerly line of Bryant Street to the point of beginning. In addition, said easement shall extend 150.0 feet in height over the surface area described above.

BEING a portion of Potrero Nuevo Block No. 24.

     Said easement is also shown on the map filed on February 10th, 1976 in Book 2 of Parcel Maps, at Page 55

And as modified by an instrument, executed by THE BREWERY, a general partnership and DAV-CO BUILDING, a general partnership, dated June 15th, 1984, recorded November 27th, 1985 in Book D971 of Official Records, Page 1638, under Recorder's Serial Number D722923.

                                                                       EXHIBIT B


                                  WORK LETTER



     This Work Letter (the "Work Letter") supplements the Lease (the "Lease") dated October 3, 2000 by and between SHEARWATER PARTNERS, a California limited liability company, as landlord ("Landlord") and Razorfish, Inc., a Delaware corporation as tenant ("Tenant"), covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meanings given to them in the Lease.

                                   SECTION 1

                  LANDLORD'S CONSTRUCTION OF THE BASE BUILDING

     Subject to Landlord obtaining all required governmental approvals and permits, Landlord shall construct the Building Base at its cost through its contractor, as described on Schedule A to this Exhibit B (the "Base Project"). Landlord represents to Tenant that, when complete, all Building systems (that is, fire protection, HVAC, electrical and roof systems) will be operational and in good condition and repair as of the Rent Commencement Date. To its actual knowledge, without investigation, there are no Hazardous Materials currently present on the Land and there will be none in the Building except those which are customary for use in first class buildings. Landlord's "actual knowledge" means the actual knowledge of John Chiatello. Landlord shall have no obligation to Tenant if, for reasons beyond its control, Landlord is unable to build and/or complete the Base Project.

                                   SECTION 2

                              TENANT IMPROVEMENTS

     2.1 Landlord's Improvement Allowance.  Landlord shall provide Tenant with
         ---------------------------------
an improvement allowance of $27.00 per rentable foot. At Tenant's option (which shall be exercised by Tenant by delivering written notice to Landlord within ten
(10) days of the Landlord and Tenant's approval of the Cost Proposal, as defined in Section 4.1), Landlord shall finance up to an additional $10.00 per rentable square foot to be used for tenant improvements, which shall be added to the Base Rent and amortized over a Ten (10) year term including interest at the rate of Ten (10) Percent per annum.

     2.2  Tenant Required Expenditure.  Tenant shall spend such amount ("Tenant
          ---------------------------
Required Expenditure") for the costs (including the "Landlord's Improvement Allowance", as that term is defined in Section 2.1 above) relating to the initial design and construction of Tenant's improvements (excluding personal property, furnishings, and furniture) which are permanently affixed to the Premises (the "Tenant Improvements") as is necessary to develop the Premises in a manner which is consistent in nature and quality with a first class building in San Francisco, California. All Tenant Improvements shall be deemed Landlord's property.

     2.3 Tenant Expenditures. Upon Landlord securing the Tenant Improvement
         -------------------
permit, as that term is defined in Section 3.7, and upon Landlord and Tenant's mutual approval of the Cost Proposal (as defined in Section 4.1 below) which approval shall not be unreasonably withheld or delayed, Landlord's and Tenant's respective share of the cost of the Tenant Improvements shall be determined in accordance with Section 2.1 above. Immediately upon such determination and Landlord providing Tenant reasonable adequate assurance of the availability of monies to fund the Landlord's Improvement Allowance pursuant to Section 2.1, Tenant shall deposit with Landlord its share of such Cost Proposal up to the sum of $2,000,000 and upon such sum being drawn down to $500,000, Tenant shall deposit additional monies with Landlord to insure Tenant's adequate "Tenant Improvement Deposits." The Tenant Improvement Deposits shall total the amount of all amounts, less Landlord's Improvement Allowance, to be disbursed by Landlord as set forth in this Work Letter for and related to Tenant Improvements in accordance with the Cost Proposal (as defined in Section 4.1). The Tenant Improvement Deposits shall be held in a separate account by Landlord with First Republic Bank and shall not be commingled with any other funds of Landlord. Upon exhaustion of Tenant's portion of the "Tenant Improvement Deposits", Landlord shall be responsible for and shall continue disbursement of Landlord's Improvement Allowance as described in Section 2.1 above. All interest earned on the Tenant Improvement Deposits shall be paid by Landlord to Tenant upon conclusion of and payment for the Tenant Improvements.

     Except as otherwise set forth in this Work Letter, the Tenant Improvement Deposits shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs:
(i) payment of the fees of the Architect and the Engineers (defined below), and payment of the actual fees incurred by, and the cost of documents and materials supplied by Landlord and Landlord's consultants in connection with the preparation and review of the Drawings (defined below); (ii) the cost of any changes in the Base, Shell and Core required by the Drawings (provided that any such changes are approved by Landlord in Landlord's sole discretion); (iii) the cost of any changes to the Drawings or Tenant Improvements required by applicable building codes (collectively, the "Codes"); (iv) the cost of miscellaneous fees relating to the cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, temporary HVAC and other utilities used in connection with such construction work; and (v) the Construction Management Fee. No more than ten percent (10%) of the Tenant Allowance may be spent or allocated to the costs described in clause (i) above.


                                   SECTION 3

                                    DRAWINGS

     3.1  Selection of Architect/Drawings.  In accordance with Section 6.2
          -------------------------------
below, Tenant shall retain Keith Hooks Design and Architecture as its Tenant's Representative. Keith Hooks Design and Architecture, on behalf of Tenant, shall set forth the "Design and Image Guidelines" for the Tenant Improvements, and shall write the "Space Program." Landlord and Tenant acknowledge their mutual intention that Keith Hooks Design and Architecture work closely with METa Architecture throughout the entire Tenant Improvement process.

     Tenant shall retain METa Architecture (the "Architect") to prepare the "Final Space

Plan," "Schematic Drawings," "Design Development Drawings," and "Final Working Drawings," all as defined hereinbelow and collectively referred to as "Drawings." Tenant shall retain engineering consultants approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements. All Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant and Architect shall verify, in the field, all relevant dimensions and conditions relating to the Base Project, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with the Codes or other like matters. Accordingly, notwithstanding that any Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to the Drawings.

     3.2  Space Program.  On or before the date set forth in Schedule B attached
          -------------
to this Exhibit "B" and entitled the "Tenant Improvement Time Deadlines", Tenant and Keith Hooks Design and Architecture shall prepare and deliver to Landlord the space program for the Tenant Improvements in the Premises, which shall be a study identifying Tenant's internal requirements for such Tenant Improvements (the "Space Program"). The Space Program shall identify the proposed location of Tenant's backup generator or Battery Storage, which Tenant shall have the right to install at its expense in a location acceptable to Landlord in the exercise of its reasonable discretion.

     3.3  Space Plan.  On or before the date set forth in Schedule B, Tenant and
          ----------
METa Architecture shall prepare a proposed space plan for the Tenant Improvements in the Premises, which proposed space plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the proposed space plan to Landlord for Landlord's approval. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of the proposed space plan within five (5) business days after receipt thereof. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed space plan, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed space plan which address the reasons Landlord specified for its disapproval of the proposed space plan. The approved space plan is hereinafter referred to as the "Final Space Plan."

     3.4  Schematic Drawings.  On or before the date set forth in Schedule B,
          ------------------
Tenant and METa Architecture shall prepare and deliver to Landlord for Landlord's approval of the proposed schematic drawings, which shall be a formalization of the Space Program and the Final Space Plan, including outlined specifications. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of the proposed schematic drawings within five (5) business days after receipt thereof. Landlord shall work diligently with Tenant to prepare a price check of estimated costs for the Tenant Improvements contemplated by such proposed schematic drawings with the expectation that the same will be completed within the week of such approval. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed schematic drawings, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed schematic drawings which address the reasons Landlord specified for its disapproval of the proposed schematic drawings. The approved schematic drawings are hereinafter referred to as the "Final Schematic Drawings."

     3.5  Design Development Drawings.  On or before the date set forth in
          ---------------------------
Schedule B, Tenant and METa Architecture shall prepare and deliver to Landlord for Landlord's approval the proposed design development drawings, which shall be the refinement of the Final Schematic Drawings. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of the proposed design development drawings within five (5) business days after receipt thereof. Landlord shall work diligently with Tenant to prepare a price check of estimated costs for the Tenant Improvements contemplated by such proposed design development drawings with the expectation that the same will be completed within the week of such approval. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed design development drawings, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed design development drawings which address the reasons Landlord specified for its disapproval of the proposed design development drawings. The approved design development drawings are hereinafter referred to as the "Final Design Development Drawings."

     3.6  Working Drawings.  On or before the date set forth in Schedule B,
          ----------------
Tenant, METa Architecture and the Engineers shall complete and deliver to Landlord for its approval the proposed architectural and engineering drawings for the Premises, in a form which is sufficiently complete to allow subcontractors to bid on the work and to obtain all applicable permits.
Landlord shall notify Tenant of its approval or disapproval (with reasons for any disapproval specified) of the proposed working drawings within five (5) business days after receipt thereof. Landlord shall work diligently with Tenant to prepare a price check of estimated costs for the Tenant Improvements contemplated by such proposed working drawings with the expectation that the same will be completed within the week of such approval. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed working drawings, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed working drawings which address the reasons Landlord specified for its disapproval of the proposed working drawings. The approved proposed working drawings are hereinafter referred to as the "Final Working Drawings."

     3.7  Permits.  On or before the date set forth in Schedule B, Tenant shall
          -------
submit the Final Working Drawings to Landlord for Landlord to process at Tenant's expense with the appropriate municipal authorities for all applicable building permits necessary to allow Contractor to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord to act on Tenant's behalf in all phases of the permitting process and shall supply Landlord with all plan check numbers and dates of submittal on or before the date set forth in Schedule B. No changes, modifications or alterations in the Final Space Plan or the Final Working Drawings may be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, that Landlord may withhold its consent, in its sole discretion, to any change in the Final Space Plan or the Final Working Drawings if such change (i) would directly or indirectly delay the "Substantial Completion" of the Premises (defined below), unless Tenant agrees in writing to be responsible for any such delay as a "Tenant Delay" and for any and all costs of any such delay resulting therefrom, and/or (ii) might affect the Building systems and equipment, the structural integrity of the Building, the Base Project, and/or the exterior appearance of the Building.

     3.8  Time Deadlines.  Tenant shall use its best, good faith efforts and all
          --------------
due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Drawings and the permitting process and to receive the Permits, and with Contractor for approval of the Cost Proposal (defined below), as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this
Section 3, Section 4 below, and otherwise in this Work Letter are set forth and further elaborated upon in Schedule B (the "Tenant Improvement Time Deadlines"), attached hereto. Tenant agrees to comply with the Tenant Improvement Time Deadlines.

                                   SECTION 4

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1  General Contractor.  Landlord's general contractor, Bob Ore
          ------------------
("Contractor"), shall construct the Tenant Improvements, provided that he is competitive with the bid of any other contractor from whom Tenant obtains a detailed written bid and who is able to perform the work on schedule. Bob Ore or the general contractor who performs the work for the Tenant Improvements shall hereafter be referred to as Contractor. The Contractor shall competitively bid all material subcontracts pertaining to the Final Working Drawings pursuant to a competitive bidding procedure implemented by Landlord with the prevailing subcontractors being approved by Landlord and Tenant. The approved cost proposal from the selected and approved subcontractors shall herein be referred to as "Cost Proposal." The Contractor shall include three
(3) subcontractor bids for each major trade (electrical, mechanical, metal work, wood work, finish carpentry and finishes), which shall be mutually agreed upon by Landlord and Tenant.

     4.2  Construction of Tenant Improvements by Contractor under the
          -----------------------------------------------------------
Supervision of Landlord.
-----------------------

     4.2.1  Landlord's Retention of Contractor.  Landlord shall retain
            ----------------------------------
Contractor to construct the Tenant Improvements in accordance with the Final Working Drawings and the Cost Proposal and in compliance with all applicable Codes in effect as of the date of construction, and Tenant shall be solely responsible for the compliance of the Drawings with all applicable Codes as set forth in Section 3.1 above. Landlord shall supervise the construction by the Contractor and cause the Contractor to diligently construct the Tenant Improvements following the issuance of all permits and the parties' approval of the Final Working Drawings, and Tenant shall pay a construction supervision and management fee (the "Construction Management Fee") to Landlord in an amount equal to the product of (i) $.50 per square foot.

     4.2.2  Warranties and Guaranties.  Landlord agrees that, in its contract
            -------------------------
for the construction of the Tenant Improvements, the Contractor shall be required to guaranty, for the direct benefit of both Landlord and Tenant, for a period of one (1) year beginning on the date of Substantial Completion of the Premises, that all Tenant Improvements constructed pursuant to this Work Letter shall be free from defect. Further, Landlord hereby assigns to Tenant, on a nonexclusive basis, all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

     4.2.3  Tenant's Covenants.  Tenant hereby indemnifies Landlord for any
            ------------------
loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Promptly after the Substantial Completion of the Premises, Tenant shall have prepared by the Architect and delivered to Landlord a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                                   SECTION 5

              COMPLETION OF THE TENANT IMPROVEMENTS; TENANT DELAYS

     5.1  Substantial Completion.  For purposes of the Lease and this Work
          ----------------------
Letter, the Premises shall be deemed "Ready for Occupancy" upon Substantial Completion of the Premises and obtaining a certificate of occupancy. For purposes of the Lease commencement, "Substantial Completion" of the Premises shall occur when the Tenant Improvements have been completed by Contractor in accordance with the Final Working Drawings, subject only to completion of the items set forth on the Punchlist.


                                   SECTION 6

                                 MISCELLANEOUS

     6.1  Tenant's Entry Into the Premises Prior to Substantial Completion.
          ----------------------------------------------------------------
Provided that Tenant and its agents do not interfere with Contractor's work in the Building and/or the Premises, Landlord shall allow Tenant access to the Premises Thirty (30) Days prior to Substantial Completion of the Base Project for construction of Tenant Improvements and installation of equipment, furniture and fixtures (including Tenant's data, cabling and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their reasonable approval, which schedule shall set forth, in reasonable detail, the timing and purpose of Tenant's entry. Tenant shall hold Landlord and its Contractor harmless from and indemnify, protect and defend each of them against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this
Section 6.1, but excluding any loss, damage or injury to the extent caused by Landlord's or Landlord's agents' or employees' negligence or willful misconduct. In addition, prior to Tenant's entry into the Premises, Tenant shall be obliged to obtain the insurance policies required pursuant to the Lease and to provide Landlord with evidence thereof reasonably satisfactory to Landlord.

     6.2  Tenant's Representative.  Tenant has designated Keith Hooks Design and
          -----------------------
Architecture as its sole representative with respect to the matters set forth in this Work Letter, and subject to a separate agreement between Tenant and Keith Hooks Design and Architecture who, until further notice from Tenant to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

     6.3  Landlord's Representative.  Landlord has designated John Chiatello as
          -------------------------
its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

     6.4  Time of the Essence.  Time is of the essence in this Work Letter.
          -------------------
Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, then at Landlord's sole option at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     6.5  Tenant's Lease Default.  Notwithstanding any provision to the contrary
          ----------------------
contained in the Lease, if an event of default beyond any applicable notice and cure periods permitted in the Lease, or a default by Tenant beyond any applicable notice and cure periods under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case Tenant shall be responsible, as a "Tenant Delay," for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

     6.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                              "LANDLORD"

                              SHEARWATER PARTNERS, LLC
                              a California limited liability company

                              By:  /s/ John Chiatello
                                  -----------------------------------------
                              Name:    John Chiatello
                                    ---------------------------------------
                              Title:   Member
                                     --------------------------------------

                              By:  /s/ Nancy J. Pedor
                                  -----------------------------------------
                              Name:    Nancy J. Pedor
                                    ---------------------------------------
                              Title:   Member
                                     --------------------------------------
(CORPORATE SEAL)

                              "TENANT"

                              Razorfish, Inc.
                              a Delaware corporation

                              By:  /s/ Scott R. Sax
                                  -----------------------------------------
                              Name:    Scott R. Sax
                                    ---------------------------------------
                              Title:   Vice President/Managing Director
                                     --------------------------------------

                              By: /s/  Michael Simon
                                  -----------------------------------------
                              Name:    Michael Simon
                                    ---------------------------------------
                              Title:   EVP - Business Affairs & General Counsel
                                     --------------------------------------

                           SCHEDULE A TO EXHIBIT "B"

                   DESCRIPTION OF BUILDING BASE IMPROVEMENTS

Building Base, (also referred to herein as "Base Project"):


     (a) Seismic upgrade to 104(f) standard or equivalent for remodeled buildings.

     (b) All work necessary for the Premises to comply with current building code requirements including, but not limited to, exiting, fire control system, life safety, and seismic.

     (c) Repair, paint, waterproofing and re-glazing of structural and exterior portions of the Premises.

     (d) Main HVAC system installed with a supply and return stubbed to each floor per Tenant's specifications.

     (e) (i) Landlord shall provide 2200 AMPS at 277/480 volts 3 Phase as follows:

               . 277/480 volts 3 Phase to be provided to elevators and HVAC equipment on roof

          (ii) Electrical power provided to panels on each floor as follows:

               .  1-Isolated Panel of 400 AMPS @ 120/208 volts 3 Phase

               .  1-Convenience Panel of 400 AMPS @120/208 volts 3 Phase

               .  1-House Panel of 100 AMPS @120/208 volts 3 Phase

               . 1-Lighting Panel of 200 AMPS @277/480 3 Phase or 120/208 Single Phase

     (f) Telephone/data room per floor with (i) backboard and (ii) riser capacity (sleeves).

     (g) Installation of a security system with an adequate supply of access cards and keys per Tenant's specifications.

     (h)  Removal of any known hazardous materials.

     (i)  Primary sprinkler loop installed, ready for head distribution.

     (j) Completion of all work necessary to comply with the Americans with Disabilities Act (ADA) and the code.

     (k)  New or refurbished windows with internal covering.

     (l)  Roof in good working order and waterproofed.

     (m) All floors finished smooth to meet a 1/4" in 10.0' tolerance, cleared of existing coverings.

     (n)  Demolition of all existing non-structural partitioning.

     (o)  Gas and hot/cold water stubbed to Premises.

     (p) New or refurbished ADA-compliant passenger elevator and ADA-compliant restrooms. At a minimum, each women's restroom shall have two (2) water closets and each men's restroom shall have one (1) water closet and urinal.

     (q)  Refurbishing and/or refinishing of interior and exterior walls.

     (r)  Sandblasting of existing columns and beams.

     (s) Construction of a new main lobby area. The look as well as the level of finishes to be reasonably consistent with that which is found in comparable renovated projects.

     (t)   Refurbishment of skylights.

                            SCHEDULE B TO EXHIBIT B

                         TENANT IMPROVEMENT DEADLINES*

                                October 3, 2000


Dates  (1)        Actions to be Performed
-----             -----------------------


                  Tenant programming to be completed by Hooks Design and Architecture and submitted to Landlord for review.

                  Space plan completed by Meta Architecture and submitted to Landlord for approval. (Landlord has five days).

                  Meta Architecture to complete 50% design documents (drawings and outline specs sufficient for thorough preliminary pricing completed by Keith Hooks Design and Architecture and submitted to Landlord for approval and pricing.

                  Preliminary approval and pricing complete.

                  Construction Documents completed by Meta Architecture and submitted to Landlord for approval and final pricing.

                  Bids complete and submitted to tenant for review and approval.

                  Razorfish makes any budget related decisions regarding the scope of work and releases construction to begin.

                  Construction begins. (Note: it is likely that we will have been able to already release certain long lead items such as HVAC fabrication, etc.)


(1) All Tenant Improvement Deadlines to be determined upon the mutual agreement of the parties within seven (7) days of the date of the Lease.


* Landlord encourages a close working relationship between Tenants Representative (Keith Hooks Design and Architecture), and Meta Architecture. Deadlines have been established based upon this assumption.

                                   EXHIBIT C
                  EXCLUSIONS FROM PREMISES, BUILDING ADDITION,
                              RIGHT OF FIRST OFFER


     1. Building Addition. Landlord further reserves the right to construct an adjoining building or building addition ("Building Addition") on all or a portion of the existing surface parking area. During such time, it is anticipated that Tenant could be deprived of its surface parking area or a portion thereof for up to approximately six months. In such event, Landlord will use reasonable efforts to obtain for Tenant at Landlord's sole cost and expense, parking in the general area located within five (5) blocks from the Premises. In the event of the construction of such Building Addition, the Building Addition and area beneath it would be excluded from the Premises upon commencement of construction and thereafter without any abatement of rent; provided, however, that property taxes attributable to the Building Addition and such other expenses incurred by or attributable to the Building Addition would be allocated equitably between the Premises and the Building Addition and Tenant would have no obligation or liability for the property taxes and expenses attributable to or incurred by the Building Addition, unless Tenant leases the Building Addition pursuant to its Right of First Offer set forth in Section 4 below. Upon completion of construction of the Building Addition, Tenant will receive the same number of parking spaces, at no cost to Tenant, within the boundary lines of the original Premises, under the Building Addition, under the Building Tenant leases, and/or elsewhere on the Property, at Landlord's election.

     2. Easements; Entitlements. The Building Addition will have such rights and easements over the Premises as necessary for pedestrian, vehicular, and utility ingress and egress and such other easements and rights as are necessary over the Premises for the Building Addition; provided such easements and rights will not unreasonably interfere with Tenant's use of the Premises which shall include, without limitation, allowing another tenant to use Tenant's bathrooms. Tenant will not, or encourage others to, limit or oppose, directly or indirectly, Landlord's authorizations, entitlements, or permits relating to the construction of the Building Addition before any governmental authority or to any other third person.

     3. Right of First Offer. Landlord hereby grants personally only to Tenant ("Original Tenant") a right of first offer ("Right of First Offer") for all of the available space in the Building Addition, under the same terms and conditions as this lease. The Right of First Offer will be made by Landlord to Tenant on or before commencement of construction of the Building Addition. If Tenant does not exercise Tenant's Right of First Offer, Landlord agrees that Landlord shall construct telephone closets as part of the Building Addition and Tenant shall not be required to share telephone closets with the occupants of the Building Addition.

         a) Offer. Landlord shall notify Tenant in writing when and if the Building Addition becomes available for lease to third parties. The Offer Notice shall describe the space offered to Tenant, shall set forth the term of Tenant's Lease which (i) in the event Tenant exercises its Right of First Offer during the first five years of the Lease term shall end co-terminously with this Lease, or (ii) in the event Tenant exercises its Right of First Offer following the expiration of the fifth year of the Lease Term, shall in no event be less than five years.

          b) Procedure for Acceptance. If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space for Lease in the Building Addition, then within 15 business days of delivery of the Offer Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant's intention to exercise its Right of First Offer with respect to the entire space described in the Offer Notice on the terms contained in such Notice. If Tenant does not notify

Landlord within the 15 business day period, then Landlord shall be free to lease the space described in the Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that Tenant may submit a list to Landlord of five (5) direct competitors to be excluded from leasing the expansion space upon Tenant's written notice not to expand, which may be updated at Tenant's sole discretion. Such list shall survive for each subsequent leasing of the expansion space, so long as the Tenant (Original Tenant) occupies the Main Premises.

          c) Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer space as set forth herein, Landlord and Tenant shall within 15 business days thereafter execute an amendment to this Lease for such First Offer space upon the terms and conditions set forth in the Offer Notice and this Section 3. Tenant shall commence payment of rent for the First Offer space and the term of the First Offer space shall commence upon the date of delivery of the First Offer space to Tenant and terminate on the date set forth in the Offer Notice.

          d)  Termination of Right of First Offer.  The rights contained in this
Section 3 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the attempted exercise of the Right of First Offer by Tenant. The Right of First Offer granted herein shall terminate upon the failure by Tenant to exercise its Right of First Offer with respect to the First Offer space offered by Landlord. Notwithstanding the foregoing, Landlord shall have no obligation to offer the First Offer space to Tenant and Tenant shall not have the right to lease the First Offer space as provided in this Section 3, if, as of the date of the attempted exercise of the right of First Offer by

Tenant, or as of the scheduled date of delivery of such First Offer space to Tenant, Tenant is in default under this Lease or Tenant has previously been in material default under this Lease more than once.

     4. Landlord's Rights and Tenant's Waivers. Tenant agrees that Landlord will incur no liability to Tenant or reduction of Rent for engaging in construction of the Building Addition and any and all nuisance or inconvenience it may cause Tenant. Landlord hereby agrees to take all reasonable efforts to mitigate all noise and effects caused by the construction of the Building Addition, which may include, without limitation, pile-driving, punch-throughs, dust and interference with outside parking. Landlord agrees to repair at its sole cost and expense any damage to the Premises directly resulting from construction of the Building Addition. Tenant agrees that no diminution of light, air, or view caused by the Building Addition that Landlord erects shall entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Building Addition and/or Premises, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions, do not unreasonably interfere with Tenant's use of the Premises. At Landlord's request, Tenant shall properly join in the execution of any of the aforementioned documents. Tenant hereby waives all claims for damages and/or injuries and/or interference with Tenant's business, loss of occupancy and/or quiet enjoyment and/or any other loss resulting from the exercise by Landlord of any rights under this Exhibit C. No exercise by Landlord of any of its rights under this Exhibit C shall constitute actual or constructive eviction, a breach of any express or implied covenant of quiet enjoyment, or allow Tenant to terminate the Lease or reduce or abate any of the Rent due under this Lease.

                                                                       EXHIBIT D

                               ESCROW AGREEMENT


     ESCROW AGREEMENT dated as of October 3, 2000 by and among SHEARWATER PARTNERS, LLC, a California limited liability company (the "Landlord"); RAZORFISH, INC., a Delaware corporation (the "Tenant"); and FIRST REPUBLIC BANK, doing business as FIRST REPUBLIC TRUST COMPANY, as escrow agent (the "Escrow Agent").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Landlord and Tenant have entered into a lease dated as of October 3, 2000 (the "Lease") pursuant to which Landlord has leased to Tenant the premises located at 1590 Bryant Street, San Francisco, California (the "Property"); and

     WHEREAS, pursuant to the terms of the Lease, the Security Deposit (as defined in the Lease) paid by Tenant to the Landlord is to be deposited into an escrow account (the "Escrow Fund") until the satisfaction of certain conditions; and

     WHEREAS, the parties hereto desire to arrange for such Escrow Fund and appoint Escrow Agent as escrow agent in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties intending to be legally bound hereby agree as follows:

     1. Concurrently with the execution and delivery of this Agreement, Tenant has delivered to the Escrow Agent by wire transfer an amount equal to $2,990,148.00 which shall be the Escrow Fund. The Escrow Agent hereby acknowledges receipt of the Escrow Fund and acknowledges that the Escrow Fund shall be held in an account entitled "Razorfish Security Deposit Escrow Fund" and disbursed by the Escrow Agent subject to and in accordance with the provisions of this Agreement.

     2. Within one (1) business day after the date hereof, the Escrow Agent shall cause the Escrow Fund deposited with it pursuant to this Agreement to be invested and thereafter maintained in one or more investments with immediate liquidity which are interests in a First Republic Bank money market deposit account. Any interest earned on any portion of the Escrow Fund shall be deemed to be part of the Escrow Fund and shall be held in escrow and shall be disbursed in accordance with the terms of this Agreement.

     3. The Escrow Agent shall not be responsible for any interest earned on or from the Escrow Fund except such interest as is actually received.

     4. The Escrow Agent shall hold the Escrow Fund in escrow and shall not deliver any portion thereof to any party other than (i) pursuant to written instruction executed and delivered to the Escrow Agent by Landlord and Tenant, (ii) pursuant to the provisions of
Section 5 or 6 hereof, or (iii) by depositing the Escrow Fund with a court of competent jurisdiction in accordance with the provisions of Section 7 hereof or with a successor escrow agent in accordance with the provisions of Section 11 hereof. Landlord shall provide Tenant with a copy of any written instruction Landlord delivers to the Escrow Agent hereunder. Tenant shall provide Landlord with a copy of any written instruction Tenant delivers to the Escrow Agent hereunder.

     5. (a) Subject to Section 5(b) hereof, (i) in the event Proposition K is passed by the voters of the City and County of San Francisco (and receives more votes than Proposition L) on November 7, 2000 then the Escrow Agent shall release and deliver the Escrow Funds to Landlord by no later than November 15, 2000 without the need for additional instructions from any party hereto; or (ii) in the event neither Proposition K nor Proposition L is passed by the voters of the City and County of San Francisco on November 7, 2000, then the Escrow Agent shall release and deliver the Escrow Funds to Landlord by no later than November 15, 2000; or (iii) in the event Proposition L is passed by the voters of the City and County of San Francisco (and receives more votes than Proposition K) on November 7, 2000 then the Escrow Agent shall immediately release and deliver the Escrow Funds to Tenant, without the need for additional instructions from any party hereto.

          (b) all disbursement of the Escrow Funds shall be made with interest, if any, earned therein.

     6. Except as set forth in clauses (i) through (iii) of Section 5(a), if there is a dispute in existence regarding the Escrow Fund (or any proposed disbursement thereof) of which the Escrow Agent has received written notice from Landlord or Tenant, the Escrow Agent shall continue to hold the funds subject to any unresolved dispute hereunder until the Escrow Agent shall have received any of the following: (i) a written instruction to the Escrow Agent regarding release of such disputed funds signed by Landlord and Tenant, or (ii) a certified copy of an order, decree or judgment by a court of competent jurisdiction regarding release of such disputed funds. Within two (2) business days after the receipt of (i) or (ii) above, the Escrow Agent shall distribute the amount in the Escrow Fund in accordance with such written instruction or certified copy of any such order, decree or judgment.

     7. The duties of the Escrow Agent are purely ministerial in nature. The Escrow Agent may act or refrain from acting in respect of any matter arising in connection with the administration of the Escrow Fund, shall have no duties or obligations other than as stated herein and shall be protected in acting upon any notice, certificate or other communication, not only as to the due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith believe to be valid and to have been signed or presented by a proper person or persons. The Escrow Agent shall have no responsibility or liability for the completeness, correctness or accuracy of this Agreement or the transactions contemplated hereby. The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act except for its own willful misconduct or negligence. The Escrow Agent shall not be bound by (a) any notice, or demand with respect thereto unless in writing and delivered to the Escrow Agent, or (b) any waiver, modification, amendment, termination or rescission of this Agreement unless in writing and signed by all parties hereto. The Escrow Agent may, at any time, upon notice to Landlord and Tenant, for any reason whatsoever, either (a) hold the Escrow Fund until otherwise directed by a written instrument signed by Landlord and Tenant or by an order, decree or judgment by a court of competent jurisdiction, or (b) deposit the Escrow Fund with any court of competent jurisdiction pending the final determination of any dispute between the parties hereto or any other dispute or disagreement between or among any persons in connection with all or part of the Escrow Fund.

     8. In executing funds transfers, the Escrow Agent will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank rather than names. Upon receipt of a written instruction from Landlord and Tenant in accordance with the disbursement provisions set forth in
Section 5 hereof directing the Escrow Agent to disburse amounts from the Escrow Fund, the Escrow Agent will confirm the instructions set forth in such written instruction with the authorized individuals making such request listed in
Section 13 hereof at the authorized telephone numbers appearing under each such individual's name. The Escrow Agent will verify by telephone all payment orders unless they call for a transfer to a pre-identified account.

     9. Except as provided in Section 13, all reasonable costs and expenses incurred by the Escrow Agent in performing its services under this Agreement shall be born one-half by the Landlord and one-half by Tenant.

     10. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement.

     11. The Escrow Agent may resign at any time upon ten (10) business days' prior written notice to Landlord and Tenant. The Escrow Agent may be removed at any time upon five (5) business days' prior written notice signed by Landlord and Tenant. In the case of the Escrow Agent's resignation or removal, the Escrow Agent's only duty shall be to deliver the Escrow Fund to a successor escrow agent acceptable to Landlord and Tenant, which acceptance shall be evidenced by the written and signed order of Landlord and Tenant. If no such order is received by the Escrow Agent within ten (10) business days after giving notice, in the case of its resignation, or receipt of notice, in the case of removal, it is authorized and empowered, in its discretion, to transfer any and all items deposited and maintained hereunder to any court of competent jurisdiction located in the City and County of San Francisco.

     12. Except as set forth in Section 7, all notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

          If to Tenant, addressed to:

          Razorfish, Inc.
          169 Eleventh Street
          San Francisco, CA
          Attn: Mr. Scott Sax

          With a copy to:

          Razorfish, Inc.
          101 Main Street
          Cambridge, Massachusetts 02142
          Attn:  Julia Regan, Global Real Estate Manager

          and a copy to:

          Morrison & Foerster LLP
          425 Market Street
          San Francisco, CA 94105
          Facsimile No.: (415) 268-7522
          Telephone No.: (415) 268-7085
          Attn:  Peter Aitelli, Esq.

          If to Landlord:

          SHEARWATER PARTNERS, LLC
          81 Langton Street, Suite 1
          San Francisco, CA 94103

          with a copy to:

          Hanson Bridgett Marcus Vlahos & Rudy, LLP
          333 Market Street, 23rd Floor
          San Francisco, California 94105
          Facsimile No.: (415) 541-9366
          Telephone No.: (415) 777-3200
          Attn:  Teresa V. Pahl, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 12, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 12, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided in this Section 12, be deemed given on the earlier of the third business day following mailing or upon receipt, and (iv) if delivered by overnight courier to the address as provided in this Section 12, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     13. Except for its obligations under Section 11, the Escrow Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent's delivery or deposit of the entire amount of the Escrow Fund in accordance with the provisions of this Agreement.

     14. Except for Sections 8, 11, and 12, this Agreement shall terminate at such time on such date as the Escrow Agent no longer holds any portion of the Escrow Fund, has received full reimbursement of its fees and expenses and has fully discharged its duties hereunder.

     15. This Agreement constitutes the entire understanding among the parties as to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in writing signed by Landlord, Tenant and the Escrow Agent and only to the extent therein set forth.

     16. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California, without giving effect to any choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of California.

     17. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and permitted assigns.

     18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                                        LANDLORD

                                        SHEARWATER PARTNERS, LLC



                                        By: /s/ John Chiatello
                                            ------------------------------
                                            Name:  John Chiatello
                                            Title: Member


                                        By: /s/ Nancy J. Pedor
                                            ------------------------------
                                            Name:  Nancy J. Pedor
                                            Title: Member

                                        TENANT

                                        RAZORFISH, INC.



                                        By: /s/ Scott R. Sax
                                            ------------------------------
                                            Name:  Scott R. Sax
                                            Title: Managing Director, &
                                                   Vice President



                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

                                        ESCROW AGENT

                                        FIRST REPUBLIC BANK
                                        dba FIRST REPUBLIC TRUST COMPANY


                                        By: /s/ Bruce F. Anderson
                                            ------------------------------
                                            Name:  Bruce F. Anderson
                                            Title: SVP

                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT E

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105-2482
Attention:  Dana A. Roach, Esq.
--------------------------------------------------------------------------------
                  (Space above this line for Recorder's use)


            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the _____ day of October, 2000 by and between DAVID J. GOLDMAN AND LESLIE A. GOLDMAN, Trustees of the Goldman Family Revocable Trust dated December 12, 1993, JACLYN HALL, Trustee of the 1986 Hall Living Trust, MICHAEL A. HOUSMAN, Trustee of the Michael A. Housman 1988 Trust dated December 19, 1988, MARLENE HOUSMAN LAUNER, fka Marlene Housman, and ELAINE HOUSMAN SACHS, fka Elaine Housman (collectively, "Lender"), RAZORFISH, INC., a Delaware corporation ("Tenant"), and SHEARWATER PARTNERS, LLC, a California limited liability company ("Landlord").

                                   RECITALS

     A. Lender is the beneficiary under that certain Deed of Trust dated March 7, 2000 and recorded in the State of California, County of San Francisco (the "County"), as instrument number G752242 in the official records for the County (the "Deed of Trust") and is the holder of the indebtedness secured thereby; and

     B. The Deed of Trust covers certain real property situated in the County (the "Property"), more particularly described on Exhibit A attached hereto;
and

     C. By a lease dated the _____ day of October, 2000 (the "Lease"), Tenant leased certain space (the "Premises") in the Property from Landlord, which Lease is subject to and subordinate to the Deed of Trust; and

     D. Lender, Landlord and Tenant wish to recognize Tenant's right to occupy the Premises according to the terms and conditions of the Lease for the original term of the Lease and the renewal term of the Lease, if any.

     Now, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto covenant and agree as follows:

     1. So long as Tenant is not in default, after the expiration of all applicable notice and cure periods, in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed;

          (a) Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Deed of Trust and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder;

          (b) Lender will not join Tenant under the Lease in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Deed of Trust, and any sale of the Premises pursuant to the exercise of any rights and remedies under the Deed of Trust or otherwise shall be subject to Tenant's right of possession under the Lease; and

          (c) Lender will not disturb the use, enjoyment and occupancy of Tenant under the Lease nor shall any of Tenant's rights under the Lease be affected in any way by reason of any default under the Deed of Trust.

     2. If Lender shall become the owner of the Premises or the Premises shall be sold by reason of foreclosure, trustee's sale or other proceedings brought to enforce the Deed of Trust, or if the Premises shall be transferred by deed in lieu of foreclosure, then Tenant agrees that Tenant shall not disaffirm the Lease or any of its obligations under the Lease but shall attorn to Lender or the then owner of the Premises and recognize Lender or the then owner of the Premises as the landlord under the Lease.

     Lender's obligations to Tenant hereunder are expressly conditioned upon Tenant's performance of its rent payment obligations to Lender and faithful performance of all other material terms and provisions of the Lease. Tenant's obligations to Lender or the then owner of the Premises hereunder and under the Lease are expressly conditioned upon Lender's or such owner's faithful performance of all the terms and provisions of the Lease to be performed by Landlord thereunder.

     Any other such owner or Lender shall be deemed to have assumed and agreed to be bound as a substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest

     All rights and obligations herein and hereunder shall continue as though Lender had not become the owner of the Premises or as if the Premises has not been sold by reason of foreclosure, trustee's sale or other proceedings to enforce the Deed of Trust or as if the Premises has not been transferred by deed in lieu of foreclosure, except as aforesaid.

     3. This Agreement may not be modified orally or in any manner other than by an agreement in writing to be signed by the parties hereto or their respective successors in interest.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns or legal representatives.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                    LENDER:        /s/ David J. Goldman  /s/ Leslie A. Goldman
                                   -------------------------------------------
                                    DAVID J. GOLDMAN AND LESLIE A. GOLDMAN,
                                   Trustees of the Goldman Family Revocable
                                        Trust dated December 12, 1993


                                   /s/ Jaclyn Hall
                                   ----------------------------------------
                                                 JACLYN HALL,
                                     Trustee of the 1986 Hall Living Trust


                                   /s/ Michael A. Housman
                                   ----------------------------------------
                                            MICHAEL A. HOUSMAN,
                                      Trustee of the Michael A. Housman
                                      1988 Trust dated December 19, 1988


                                   /s/ Marlene Housman Launer
                                   ----------------------------------------
                                          MARLENE HOUSMAN LAUNER,
                                            fka Marlene Housman


                                   /s/ Elaine Housman Sachs
                                   ----------------------------------------
                                           ELAINE HOUSMAN SACHS,
                                            fka Elaine Housman


                    TENANT:        RAZORFISH, INC.,
                                   a Delaware corporation


                                   By: /s/ Michael Simon
                                      -------------------------------------
                                   Name:   Michael Simon
                                        -----------------------------------
                                   Title:  EVP - Business Affairs and General
                                           Counsel
                                         ----------------------------------

                    LANDLORD:      SHEARWATER PARTNERS, LLC,
                                   a California limited liability company


                                   By: /s/ John Chiatello
                                      -------------------------------------
                                   Name:   John Chiatello
                                        -----------------------------------
                                   Title:  Member
                                         ----------------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                 AMENDED TIMELINE FOR SCHEDULE B TO EXHIBIT B
                         TENANT IMPROVEMENT DEADLINES

December 10, 2000   Preliminary Tenant Programming to be completed by Keith
                    Hooks Design.

January 8, 2001     Complete Tenant Programming to be completed by Hooks Design and Submitted to Landlord for Review.

January 8, 2001     Preliminary Space Plan completed by METa Architecture.

January 17, 2001    Review of Preliminary Space Plan with Razorfish and Keith
                    Hooks Design.

January 24, 2001    METa to submit final Space Plan to Landlord for Review.
                    Landlord has 2 days for review.

February 7, 2001    METa Architecture to complete 50% design documents (drawings and outline specs sufficient for thorough preliminary pricing completed by Keith Hooks Design and Architecture).

February 21, 2001   Preliminary pricing and approval completed by Keith Hooks
                    Design and Architecture and submitted to Landlord for approval. Landlord has 5 days for review.

April 9, 2001       Construction Documents and Working Drawings completed by
                    METa Architecture and submitted to Landlord and Tenant for approval and pricing. Tenant and Landlord have 3 days for review.

May 4, 2001         Final pricing complete and submitted to Tenant for review
                    and approval.

                    (Note: Keith Hooks Design and Architecture shall release certified budgetary items prior to May 4, 2001.)

May 11, 2001        Razorfish makes any budgetary decisions regarding scope of work and releases construction to begin.

                    Construction begins. (Note: it is likely that we will have been able to already release certain long lead items such as HVAC fabrication, etc.)

                     TIMELINE FOR SCHEDULE B TO EXHIBIT B
                         TENANT IMPROVEMENT DEADLINES


October 20, 2000    Preliminary Tenant Programming to be completed by Keith
                    Hooks Design.

November 1,  2000   Complete Tenant Programming to be completed by Hooks Design and Submitted to Landlord for Review.

November 1,  2000   Preliminary Space Plan completed by METa Architecture.

November 8, 2000    Review of Preliminary Space Plan with Razorfish and Keith
                    Hooks Design.

November 15, 2000   METa to submit final Space Plan to Landlord for Review.
                    Landlord has 2 days for review.

December 1 , 2000   METa Architecture to complete 50% design documents (drawings and outline specs sufficient for thorough preliminary pricing completed by Keith Hooks Design and Architecture).

December 15, 2000   Preliminary pricing and approval completed by Keith Hooks
                    Design and Architecture and submitted to Landlord for approval. Landlord has 5 days for review.

February 2, 2001    Construction Documents and Working Drawings completed by
                    METa Architecture and submitted to Landlord and Tenant for approval and pricing. Tenant and Landlord have 3 days for review.

February 28, 2001   Final pricing complete and submitted to Tenant for review
                    and approval.

                    (Note: Keith Hooks Design and Architecture shall release certified budgetary items prior to March 7, 2001.)

March 7, 2001       Razorfish makes any budgetary decisions regarding scope of work and releases construction to begin.

                    Construction begins. (Note: it is likely that we will have been able to already release certain long lead items such as HVAC fabrication, etc.)

                                  WORK LETTER


     This Work Letter (the "Work Letter") supplements the Lease (the "Lease") dated October 3, 2000 by and between SHEARWATER PARTNERS, a California limited liability company, as landlord ("Landlord") and Razorfish, Inc., a Delaware corporation as tenant ("Tenant"), covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meanings given to them in the Lease.

                                   SECTION 1

                 LANDLORD'S CONSTRUCTION OF THE BASE BUILDING

     Subject to Landlord obtaining all required governmental approvals and permits, Landlord shall construct the Building Base at its cost through its contractor, as described on Schedule A to this Exhibit B (the "Base Project"). Landlord represents to Tenant that, when complete, all Building systems (that is, fire protection, HVAC, electrical and roof systems) will be operational and in good condition and repair as of the Rent Commencement Date. To its actual knowledge, without investigation, there are no Hazardous Materials currently present on the Land and there will be none in the Building except those which are customary for use in first class buildings. Landlord's "actual knowledge" means the actual knowledge of John Chiatello. Landlord shall have no obligation to Tenant if, for reasons beyond its control, Landlord is unable to build and/or complete the Base Project.

                                   SECTION 2

                              TENANT IMPROVEMENTS

     2.1 Landlord's Improvement Allowance. Landlord shall provide Tenant with an improvement allowance of $27.00 per rentable foot. At Tenant's option (which shall be exercised by Tenant by delivering written notice to Landlord within ten
(10) days of the Landlord and Tenant's approval of the Cost Proposal, as defined in Section 4.1), Landlord shall finance up to an additional $10.00 per rentable square foot to be used for tenant improvements, which shall be added to the Base Rent and amortized over a Ten (10) year term including interest at the rate of Ten (10) Percent per annum.

     2.2 Tenant Required Expenditure. Tenant shall spend such amount ("Tenant Required Expenditure") for the costs (including the "Landlord's Improvement Allowance", as that term is defined in Section 2.1 above) relating to the initial design and construction of Tenant's improvements (excluding personal property, furnishings, and furniture) which are permanently affixed to the Premises (the "Tenant Improvements") as is necessary to develop the Premises in a manner which is consistent in nature and quality with a first class building in San Francisco, California. All Tenant Improvements shall be deemed Landlord's property.

     2.3 Tenant Expenditures. Upon Landlord securing the Tenant Improvement permit, as that term is defined in Section 3.7, and upon Landlord and Tenant's mutual approval of the Cost Proposal (as defined in Section 4.1 below) which approval shall not be unreasonably withheld or delayed, Landlord's and Tenant's respective share of the cost of the Tenant Improvements shall be determined in accordance with Section 2.1 above. Immediately upon such determination and Landlord providing Tenant reasonable adequate assurance of the availability of monies to fund the Landlord's Improvement Allowance pursuant to Section 2.1, Tenant shall deposit with Landlord its share of such Cost Proposal up to the sum of $2,000,000 and upon such sum being drawn down to $500,000, Tenant shall deposit additional monies with Landlord to insure Tenant's adequate "Tenant Improvement Deposits." The Tenant Improvement Deposits shall total the amount of all amounts, less Landlord's Improvement Allowance, to be disbursed by Landlord as set forth in this Work Letter for and related to Tenant Improvements in accordance with the Cost Proposal (as defined in Section 4.1). The Tenant Improvement Deposits shall be held in a separate account by Landlord with First Republic Bank and shall not be commingled with any other funds of Landlord. Upon exhaustion of Tenant's portion of the "Tenant Improvement Deposits", Landlord shall be responsible for and shall continue disbursement of Landlord's Improvement Allowance as described in Section 2.1 above. All interest earned on the Tenant Improvement Deposits shall be paid by Landlord to Tenant upon conclusion of and payment for the Tenant Improvements.

     Except as otherwise set forth in this Work Letter, the Tenant Improvement Deposits shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs:
(i) payment of the fees of the Architect and the Engineers (defined below), and payment of the actual fees incurred by, and the cost of documents and materials supplied by Landlord and Landlord's consultants in connection with the preparation and review of the Drawings (defined below); (ii) the cost of any changes in the Base, Shell and Core required by the Drawings (provided that any such changes are approved by Landlord in Landlord's sole discretion); (iii) the cost of any changes to the Drawings or Tenant Improvements required by applicable building codes (collectively, the "Codes"); (iv) the cost of miscellaneous fees relating to the cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, temporary HVAC and other utilities used in connection with such construction work; and (v) the Construction Management Fee. No more than ten percent (10%) of the Tenant Allowance may be spent or allocated to the costs described in clause (i) above.


                                   SECTION 3

                                   DRAWINGS

     3.1 Selection of Architect/Drawings. In accordance with Section 6.2 below, Tenant shall retain Keith Hooks Design and Architecture as its Tenant's Representative. Keith Hooks Design and Architecture, on behalf of Tenant, shall set forth the "Design and Image Guidelines" for the Tenant Improvements, and shall write the "Space Program." Landlord and Tenant acknowledge their mutual intention that Keith Hooks Design and Architecture work closely with METa Architecture throughout the entire Tenant Improvement process.

     Tenant shall retain METa Architecture (the "Architect") to prepare the "Final Space

Plan," "Schematic Drawings," "Design Development Drawings," and "Final Working Drawings," all as defined hereinbelow and collectively referred to as "Drawings." Tenant shall retain engineering consultants approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements. All Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant and Architect shall verify, in the field, all relevant dimensions and conditions relating to the Base Project, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with the Codes or other like matters. Accordingly, notwithstanding that any Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to the Drawings.

     3.2 Space Program. On or before the date set forth in Schedule B attached to this Exhibit "B" and entitled the "Tenant Improvement Time Deadlines", Tenant and Keith Hooks Design and Architecture shall prepare and deliver to Landlord the space program for the Tenant Improvements in the Premises, which shall be a study identifying Tenant's internal requirements for such Tenant Improvements (the "Space Program"). The Space Program shall identify the proposed location of Tenant's backup generator or Battery Storage, which Tenant shall have the right to install at its expense in a location acceptable to Landlord in the exercise of its reasonable discretion.

     3.3 Space Plan. On or before the date set forth in Schedule B, Tenant and METa Architecture shall prepare a proposed space plan for the Tenant Improvements in the Premises, which proposed space plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the proposed space plan to Landlord for Landlord's approval. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of the proposed space plan within five (5) business days after receipt thereof. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed space plan, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed space plan which address the reasons Landlord specified for its disapproval of the proposed space plan. The approved space plan is hereinafter referred to as the "Final Space Plan."

     3.4 Schematic Drawings. On or before the date set forth in Schedule B, Tenant and METa Architecture shall prepare and deliver to Landlord for Landlord's approval of the proposed schematic drawings, which shall be a formalization of the Space Program and the Final Space Plan, including outlined specifications. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of the proposed schematic drawings within five (5) business days after receipt thereof. Landlord shall work diligently with Tenant to prepare a price check of estimated costs for the Tenant Improvements contemplated by such proposed schematic drawings with the expectation that the same will be completed within the week of such approval. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed schematic drawings, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed schematic drawings which address the reasons Landlord specified for its disapproval of the proposed schematic drawings. The approved schematic drawings are hereinafter referred to as the "Final Schematic Drawings."

     3.5 Design Development Drawings. On or before the date set forth in Schedule B, Tenant and METa Architecture shall prepare and deliver to Landlord for Landlord's approval the proposed design development drawings, which shall be the refinement of the Final Schematic Drawings. Landlord shall notify Tenant of its approval or disapproval (with reasons for such disapproval specified) of the proposed design development drawings within five (5) business days after receipt thereof. Landlord shall work diligently with Tenant to prepare a price check of estimated costs for the Tenant Improvements contemplated by such proposed design development drawings with the expectation that the same will be completed within the week of such approval. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed design development drawings, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed design development drawings which address the reasons Landlord specified for its disapproval of the proposed design development drawings. The approved design development drawings are hereinafter referred to as the "Final Design Development Drawings."

     3.6 Working Drawings. On or before the date set forth in Schedule B, Tenant, METa Architecture and the Engineers shall complete and deliver to Landlord for its approval the proposed architectural and engineering drawings for the Premises, in a form which is sufficiently complete to allow subcontractors to bid on the work and to obtain all applicable permits. Landlord shall notify Tenant of its approval or disapproval (with reasons for any disapproval specified) of the proposed working drawings within five (5) business days after receipt thereof. Landlord shall work diligently with Tenant to prepare a price check of estimated costs for the Tenant Improvements contemplated by such proposed working drawings with the expectation that the same will be completed within the week of such approval. Any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof. If Landlord disapproves the proposed working drawings, this process shall be repeated until Landlord's approval is obtained; provided, however, that Tenant shall only make such changes to the proposed working drawings which address the reasons Landlord specified for its disapproval of the proposed working drawings. The approved proposed working drawings are hereinafter referred to as the "Final Working Drawings."

     3.7 Permits. On or before the date set forth in Schedule B, Tenant shall submit the Final Working Drawings to Landlord for Landlord to process at Tenant's expense with the appropriate municipal authorities for all applicable building permits necessary to allow Contractor to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord to act on Tenant's behalf in all phases of the permitting process and shall supply Landlord with all plan check numbers and dates of submittal on or before the date set forth in Schedule B. No changes, modifications or alterations in the Final Space Plan or the Final Working Drawings may be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, that Landlord may withhold its consent, in its sole discretion, to any change in the Final Space Plan or the Final Working Drawings if such change (i) would directly or indirectly delay the "Substantial Completion" of the Premises (defined below), unless Tenant agrees in writing to be responsible for any such delay as a "Tenant Delay" and for any and all costs of any such delay resulting therefrom, and/or (ii) might affect the Building systems and equipment, the structural integrity of the Building, the Base Project, and/or the exterior appearance of the Building.

     3.8 Time Deadlines. Tenant shall use its best, good faith efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Drawings and the permitting process and to receive the Permits, and with Contractor for approval of the Cost Proposal (defined below), as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this
Section 3, Section 4 below, and otherwise in this Work Letter are set forth and further elaborated upon in Schedule B (the "Tenant Improvement Time Deadlines"), attached hereto. Tenant agrees to comply with the Tenant Improvement Time Deadlines.

                                   SECTION 4

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1 General Contractor. Landlord's general contractor, Bob Ore ("Contractor"), shall construct the Tenant Improvements, provided that he is competitive with the bid of any other contractor from whom Tenant obtains a detailed written bid and who is able to perform the work on schedule. Bob Ore or the general contractor who performs the work for the Tenant Improvements shall hereafter be referred to as Contractor. The Contractor shall competitively bid all material subcontracts pertaining to the Final Working Drawings pursuant to a competitive bidding procedure implemented by Landlord with the prevailing subcontractors being approved by Landlord and Tenant. The approved cost proposal from the selected and approved subcontractors shall herein be referred to as "Cost Proposal." The Contractor shall include three (3) subcontractor bids for each major trade (electrical, mechanical, metal work, wood work, finish carpentry and finishes), which shall be mutually agreed upon by Landlord and Tenant.

     4.2 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

     4.2.1 Landlord's Retention of Contractor. Landlord shall retain Contractor to construct the Tenant Improvements in accordance with the Final Working Drawings and the Cost Proposal and in compliance with all applicable Codes in effect as of the date of construction, and Tenant shall be solely responsible for the compliance of the Drawings with all applicable Codes as set forth in Section 3.1 above. Landlord shall supervise the construction by the Contractor and cause the Contractor to diligently construct the Tenant Improvements following the issuance of all permits and the parties' approval of the Final Working Drawings, and Tenant shall pay a construction supervision and management fee (the "Construction Management Fee") to Landlord in an amount equal to the product of (i) $.50 per square foot.

     4.2.2 Warranties and Guaranties. Landlord agrees that, in its contract for the construction of the Tenant Improvements, the Contractor shall be required to guaranty, for the direct benefit of both Landlord and Tenant, for a period of one (1) year beginning on the date of Substantial Completion of the Premises, that all Tenant Improvements constructed pursuant to this Work Letter shall be free from defect. Further, Landlord hereby assigns to Tenant, on a nonexclusive basis, all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

     4.2.3 Tenant's Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Promptly after the Substantial Completion of the Premises, Tenant shall have prepared by the Architect and delivered to Landlord a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                                   SECTION 5

             COMPLETION OF THE TENANT IMPROVEMENTS; TENANT DELAYS

     5.1 Substantial Completion. For purposes of the Lease and this Work Letter, the Premises shall be deemed "Ready for Occupancy" upon Substantial Completion of the Premises and obtaining a certificate of occupancy. For purposes of the Lease commencement, "Substantial Completion" of the Premises shall occur when the Tenant Improvements have been completed by Contractor in accordance with the Final Working Drawings, subject only to completion of the items set forth on the Punchlist.

                                   SECTION 6

                                 MISCELLANEOUS

     6.1 Tenant's Entry the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and/or the Premises, Landlord shall allow Tenant access to the Premises Thirty (30) Days prior to Substantial Completion of the Base Project for construction of Tenant Improvements and installation of equipment, furniture and fixtures (including Tenant's data, cabling and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their reasonable approval, which schedule shall set forth, in reasonable detail, the timing and purpose of Tenant's entry. Tenant shall hold Landlord and its Contractor harmless from and indemnify, protect and defend each of them against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this
Section 6.1, but excluding any loss, damage or injury to the extent caused by Landlord's or Landlord's agents' or employees' negligence or willful misconduct. In addition, prior to Tenant's entry into the Premises, Tenant shall be obliged to obtain the insurance policies required pursuant to the Lease and to provide Landlord with evidence thereof reasonably satisfactory to Landlord.

     6.2 Tenant's Representative. Tenant has designated Keith Hooks Design and Architecture as its sole representative with respect to the matters set forth in this Work Letter, and subject to a separate agreement between Tenant and Keith Hooks Design and Architecture who, until further notice from Tenant to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

     6.3 Landlord's Representative. Landlord has designated John Chiatello as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

     6.4 Time of the Essence. Time is of the essence in this Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, then at Landlord's sole option at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     6.5 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default beyond any applicable notice and cure periods permitted in the Lease, or a default by Tenant beyond any applicable notice and cure periods under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case Tenant shall be responsible, as a "Tenant Delay," for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

     6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                                       "LANDLORD"

                                       SHEARWATER PARTNERS, LLC
                                       a California limited liability company


                                       by: /s/ John Chiatello
                                          -----------------------------------
                                       Name: John Chiatello
                                            ---------------------------------
                                       Title: Member
                                             --------------------------------


                                       By: /s/ Nancy J. Pedor
                                          -----------------------------------
                                       Name: Nancy J. Pedor
                                            ---------------------------------
                                       Title: Member
                                             --------------------------------

(CORPORATE SEAL)


                                       "TENANT"

                                       Razorfish, Inc.
                                       a Delaware corporation


                                       By: /s/ Scott R. Sax
                                          -----------------------------------
                                       Name: Scott R. Sax
                                            ---------------------------------
                                       Title: Vice President & Managing Director
                                             --------------------------------

                                       By: /s Michael Simon
                                          -----------------------------------
                                       Name:  Michael Simon
                                            ---------------------------------
                                       Title: EVP - Business Affairs & General
                                              Counsel
                                             --------------------------------